UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

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FIRST MERCHANTS CORPORATION
200 EAST JACKSON STREET
MUNCIE, INDIANA 47305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2019

The annual meeting of the shareholders of First Merchants Corporation (“FMC” or the “Company”) will be held in the Community Room at the Company’s Main Office, 200 East Jackson Street, Muncie, Indiana 47305, on Thursday, May 9, 2019, at 3:30 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four directors,to hold office for terms of three years and to serve until their successors are duly elected and qualified.

(2)	To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers.

(3)	To act on a proposal to approve the First Merchants Corporation 2019 Long-Term Equity Incentive Plan.

(4)	To act on a proposal to approve the First Merchants Corporation 2019 Employee Stock Purchase Plan.

(5)	To act on a proposal to approve the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors.

(6)	To ratify the appointment of the firm of BKD, LLP as the independent auditor for 2019.

(7)	To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on March 1, 2019 shall be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Brian T. Hunt
Secretary
Muncie, Indiana
March 21, 2019

YOUR VOTE IS IMPORTANT!

YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE,
OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE‑PAID
ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT
THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2019
TABLE OF CONTENTS

I. VOTING YOUR SHARES	1
VOTING BY PROXY	1
II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	2
SECURITY OWNERSHIP OF MANAGEMENT	3
III. THE BOARD OF DIRECTORS	5
VOTING ITEM 1: ELECTION OF DIRECTORS	5
DIRECTORS WHOSE TERMS ARE NOT EXPIRING	7
IV. CORPORATE GOVERNANCE	11
CORPORATE GOVERNANCE GUIDELINES	11
CODE OF CONDUCT	11
DIRECTOR INDEPENDENCE	11
BOARD MEETINGS	11
DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS	12
THE BOARD LEADERSHIP STRUCTURE	12
THE BOARD’S ROLE IN RISK OVERSIGHT	12
SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH BOARD AND EXECUTIVE MANAGEMENT	12
V. BOARD COMMITTEES	13
THE STANDING COMMITTEES	13
THE AUDIT COMMITTEE	13
THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018	14
THE NOMINATING AND GOVERNANCE COMMITTEE	15
THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS	16
THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR	16
THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES	17

i

THE RISK AND CREDIT POLICY COMMITTEE	17
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE	18
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	20
VI. EXECUTIVE OFFICERS	21
VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	22
THE NAMED EXECUTIVE OFFICERS	22
COMPENSATION DISCUSSION AND ANALYSIS	22
THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES	22
THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES	23
THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE	23
PEER GROUP	25
COMPENSATION CONSULTANT	25
INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION	25
BASE SALARY	26
SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)	26
LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)	27
EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	29
RETIREMENT PENSION PLAN (“PENSION PLAN”)	29
RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)	30
DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (“SERP”)	31
2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)	31
CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS	32
MITIGATION OF RISKS	32
SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2018 ANNUAL MEETING	33
COMPENSATION TABLES	34
SUMMARY COMPENSATION TABLE	34
RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE	35
GRANTS OF PLAN-BASED AWARDS TABLE	36
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	36
OPTION EXERCISES AND STOCK VESTED TABLE	38
PENSION BENEFITS TABLE	38

NONQUALIFIED DEFERRED COMPENSATION TABLE	39
CHANGE OF CONTROL AGREEMENTS TABLE	41
VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	42
VOTING ITEM 3: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN	42
IMPORTANT GOVERNANCE FEATURES AND PRACTICES	43
SUMMARY OF THE 2019 LTEIP	44
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2019 LTEIP	46
NEW PLAN BENEFITS	47
EQUITY COMPENSATION PLAN INFORMATION	47
SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN	48
VOTING ITEM 4: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN	48
KEY FEATURES OF THE 2019 ESPP	48
SUMMARY OF 2019 ESPP	49
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2019 ESPP	50
NEW PLAN BENEFITS	51
EQUITY COMPENSATION PLAN INFORMATION	51
SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN	51
VIII. COMPENSATION OF DIRECTORS	51
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	51
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN	52
DIRECTOR COMPENSATION FOR 2018 FISCAL YEAR	53
VOTING ITEM 5: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	54
IMPORTANT GOVERNANCE FEATURES AND PRACTICES	54
SUMMARY OF THE 2019 DIRECTOR PLAN	55
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE DIRECTOR PLAN	56
NEW PLAN BENEFITS	56
EQUITY COMPENSATION PLAN INFORMATION	57
SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	57
IX. TRANSACTIONS WITH RELATED PERSONS	57
X. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	58
XI. INDEPENDENT AUDITOR	58

FEES FOR PROFESSIONAL SERVICES RENDERED BY BKD, LLP	58
THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	58
VOTING ITEM 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2019	59
XII. SHAREHOLDER PROPOSALS	59
XIII. OTHER MATTERS	59

March 21, 2019

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2019

To the shareholders of First Merchants Corporation (“FMC”, "First Merchants", or the “Company”):

We are providing you the notice of annual meeting of shareholders and this proxy statement in connection with FMC’s annual meeting of shareholders to be held in the Community Room at the Company’s Main Office, 200 East Jackson Street, Muncie, Indiana 47305, on Thursday, May 9, 2019, at 3:30 p.m., Eastern Daylight Time (the “Annual Meeting”). The Board of Directors (the “Board”) of the Company is soliciting your proxy to be voted at the Annual Meeting.

The U.S. Securities and Exchange Commission (“SEC”) “notice and access” rule allows us to furnish these proxy materials over the Internet, enabling us to reduce the cost of delivering the materials and lessening the environmental impact of our Annual Meeting. Under this rule, we are mailing a notice regarding the availability of proxy materials to most of our shareholders if you haven’t previously informed us that you prefer a paper copy of the proxy materials. This notice contains instructions on how to access the proxy materials over the Internet. It also contains instructions on how shareholders may receive a paper or electronic copy of the proxy materials, including a proxy statement, annual report and a proxy card. If you received a paper or electronic copy of the proxy materials, you also received a proxy card that can be used to vote your shares.

The distribution of these proxy materials is expected to commence on or about March 21, 2019.

I. VOTING YOUR SHARES

Each share of FMC common stock issued and outstanding as of the close of business on the record date for the Annual Meeting, March 1, 2019 (the “Record Date”), is entitled to be voted on all items being voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 49,697,387 shares outstanding and entitled to vote.

Each share of FMC common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for consideration other than the election of directors, as described above, which is based on a plurality of votes cast.

Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker nonvotes will not be counted. The Secretary will count the votes and announce the preliminary results of the voting at the Annual Meeting. The Company will publish final results on Form 8-K within four business days following the end of the meeting in accordance with an SEC rule.

You may vote shares held directly in your name as the shareholder of record in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the meeting.

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•
By Internet - Shareholders who received a notice regarding the availability of proxy materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who received a paper or electronic copy of a proxy card may submit proxies over the Internet by following the instructions on the proxy card.

•
By Telephone -Shareholders who live in the United States or Canada may submit proxies by telephone by calling toll-free 1-800-690-6903 on a touch-tone telephone and following the instructions. Shareholders who received a notice regarding the availability of proxy materials should have the notice in hand when calling, and shareholders who received a paper or electronic copy of a proxy card should have the proxy card in hand when calling.

•
By Mail - Shareholders who received a paper or electronic copy of a proxy card may submit proxies by mail by completing, signing and dating the proxy card and mailing it in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

After submitting a proxy, you have the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary received prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting in person at the meeting. Your shares will be voted in accordance with your specific instructions given when submitting your proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR election to the Board of all nominees listed in Item 1 of the proxy; FOR approval of the compensation of the Company’s named executive officers; FOR approval of the First Merchants Corporation 2019 Long-Term Equity Incentive Plan, Equity Compensation Plan for Non-Employee Directors, and 2019 Employee Stock Purchase Plan; and FOR ratification of the appointment of the firm of BKD, LLP as the Company’s independent auditor for 2019.

If any director-nominee named in this proxy statement becomes unable or declines to serve (an event that we do not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position.

II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of our knowledge, the following table shows the only beneficial owners of more than 5% of the outstanding
FMC common stock as of the Record Date.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group	4,382,964(1)	.....................................	8.82%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.	3,554,701(2)	.....................................	7.20%
55 East 52nd Street
New York, NY 10055

Dimensional Fund Advisors LP	2,503,498(3)	.....................................	5.04%
Building One
6300 Bee Cave Road
Austin, TX 78746

(1)
Based on a Schedule 13G filing with the SEC, The Vanguard Group ("Vanguard") is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. The wholly owned subsidiaries that own a portion of shares of FMC common stock are Vanguard Fiduciary Trust Company and Vanguard Investments, Australia, Ltd.

(2)
Based on a Schedule 13G filing with the SEC, BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934. It is the parent holding company of eleven subsidiaries, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (UK) Ltd., BlackRock (Netherlands) B.V., BlackRock Financial Management, Inc. and BlackRock Investment Management (Australia) Limited that are the beneficial owners and possess voting and investment power over these shares of FMC common stock.

(3)
Based on a Schedule 13G filing with the SEC, Dimensional Fund Advisors LP is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. It furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of FMC common stock held by the Funds, and may be deemed to be the beneficial owner of these shares under rules of the SEC. However, all of these shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares for any other purpose.

SECURITY OWNERSHIP OF MANAGEMENT

The following table individually lists the amount and percent of the outstanding FMC common stock beneficially owned on the Record Date by the directors, the director-nominees, each of the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 34, and all of the directors, director-nominees and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The information provided in the table is based on FMC’s records and information filed with the SEC and provided to the Company.

The number of shares beneficially owned by each person is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes shares of which a person has the right to acquire beneficial ownership on or before April 30, 2019 (60 days after the Record Date) by exercising vested stock options (“Vested Options”) awarded to participants under FMC’s Long-term Equity Incentive Plan (“LTEIP”). It also includes shares of restricted stock (“Restricted Shares”) awarded to participants under the LTEIP or under FMC’s Equity Compensation Plan for Nonemployee Directors that are still subject to restrictions.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael R. Becher	15,565(1)	*
Michael J. Fisher	1,683 (2)	*
F. Howard Halderman	9,776(3)	*
William L. Hoy	30,635(4)	*
Gary J. Lehman	44,438(5)	*
Michael C. Marhenke	7,707(6)	*
Michael C. Rechin	111,245(7)	*
Charles E. Schalliol	61,872(8)	*
Patrick A. Sherman	45,701(9)	*
Terry L. Walker	61,081(10)	*
Jean L. Wojtowicz	36,653(11)	*
Stephan H. Fluhler	17,204(12)	*
Mark K. Hardwick	74,955(13)	*
John J. Martin	35,191(14)	*
Michael J. Stewart	66,329(15)	*
Directors and Executive
Officers as a Group (18 persons)	648,908(16)	1.30%

*    Percentage beneficially owned is less than 1% of the outstanding shares.

(1)	Includes 3,683 Restricted Shares and 4,500 shares that Mr. Becher has the right to acquire by exercising Vested Options.

(2)	Mr. Fisher was elected to the Board on February 9, 2017. All shares are Restricted Shares.

(3)	Includes 3,837 Restricted Shares.

(4)	Includes 3,626 Restricted Shares, and 4,500 shares that Mr. Hoy has the right to acquire by exercising Vested Options.

(5)	Includes 3,626 Restricted Shares and 6,000 shares that Mr. Lehman has the right to acquire by exercising Vested Options.

(6)	Mr. Marhenke was elected to the Board on November 9, 2017. Includes 707 Restricted Shares.

(7)	Includes 46,390 Restricted Shares and 60,033 shares held jointly by Mr. Rechin with his spouse, Debra Rechin.

(8)	Includes 5,395 Restricted Shares and 9,000 shares that Mr. Schalliol has the right to acquire by exercising Vested Options.

(9)	Includes 4,045 Restricted Shares and 9,000 shares that Mr. Sherman has the right to acquire by exercising Vested Options.

(10)	Includes 4,064 Restricted Shares, 48,017 shares held jointly by Mr. Walker with his spouse, Cheryl L. Walker, and 9,000 shares that he has the right to acquire by exercising Vested Options.

(11)	Includes 4,083 Restricted Shares and 9,000 shares that Ms. Wojtowicz has the right to acquire by exercising Vested Options.

(12)	Includes 9,422 Restricted Shares and 500 shares that Mr. Fluhler has the right to acquire by exercising Vested Options.

(13)	Includes 33,427 Restricted Shares and 446 shares held by Mr. Hardwick’s spouse, Catherine Hardwick.

(14)	Includes 23,195 Restricted Shares.

(15)	Includes 31,181 Restricted Shares.

(16)	Includes 178,364 Restricted Shares and 51,500 shares that the directors and executive officers as a group have the right to acquire by exercising Vested Options.

III. THE BOARD OF DIRECTORS

FMC’s Bylaws authorize the Board to fix the number of directors from time to time by resolution within a range of nine and twenty-one directors. As of the 2019 Annual Meeting, the Board has fixed this number at eleven. Under the Bylaws, the Board is divided into three classes, with each class of directors serving staggered three-year terms or until their successors are elected and qualified. The current directors in each class are eligible for re-election to a new term by the shareholders at the Annual Meeting held in the year in which the term for their class expires, except that vacancies occurring between Annual Meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board until the next Annual Meeting. In November 2017, the Board increased the number of directors from ten to its current eleven and elected Mr. Marhenke to fill the vacancy in Class II caused by this increase and to serve until the 2018 Annual Meeting. Mr. Marhenke was then elected to serve until 2020 at the 2018 Annual Meeting. The Bylaws also provide that a director shall not continue to serve after the Annual Meeting following the end of the calendar year in which he or she attains age 73. All of FMC’s directors also serve as directors of its wholly owned subsidiary, First Merchants Bank (“FMB”).

VOTING ITEM 1: ELECTION OF DIRECTORS

Four directors will be elected at the Annual Meeting. All of the current Class I directors, F. Howard Halderman, Michael C. Rechin, Charles E. Schalliol and Terry L. Walker, whose terms will expire as of the 2019 Annual Meeting, have been nominated to serve new three-year terms expiring as of the 2022 Annual Meeting.

There are no family relationships among the Company’s executive officers and directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:

Class I (Terms expire 2022)

F. Howard Halderman age 52 Director since 2013
Mr. Halderman is the President and CEO of Halderman Farm Management Service, Inc. (“HFMS”), Wabash, Indiana, which provides management services for agricultural properties from coast to coast, and Halderman Real Estate Services, Inc. (“HRES”), Wabash, Indiana, which buys and sells farm real estate through private transactions and public auctions and performs certified farm appraisals, primarily in Indiana, Ohio and Michigan; and is Executive Chair of US Agriculture, LLC, a Registered Investment Adviser with the SEC. Mr. Halderman joined HFMS in 1988 and succeeded his father as President and CEO in 2000. Mr. Halderman co-founded HRES with his father in 1990, and he became the CEO of that company in 2012. Mr. Halderman is an Accredited Farm Manager with the American Society of Farm Managers and Rural Appraisers, and he is a licensed real estate broker in Indiana, Ohio, Georgia, Illinois, Michigan and Kentucky. He is the Chair of the Boards at both Parkview Wabash Hospital, LLC and Honeywell Foundation, Inc. Mr. Halderman serves on the Board’s Risk and Credit Policy and Nominating and Governance Committees.

Mr. Halderman’s specific experience and qualifications to serve as a director
He has considerable experience and knowledge of the agricultural real estate marketplace throughout the Eastern Corn Belt, which includes the FMC market. Agricultural lending is an important segment of the Company’s business, and Mr. Halderman is the only FMC director who possesses special expertise in this field. His vast network of contacts within the agricultural community in Indiana and nationally benefits the Company. Mr. Halderman owns and operates three farm-related small businesses that are located in an important rural market for the Company.

Michael C. Rechin age 60 Director since 2005
Mr. Rechin is the President and CEO of the Company and its wholly owned subsidiary, First Merchants Bank. He joined FMC in 2005, as its Executive Vice President and Chief Operating Officer, and he has led the Company since 2007. Before joining FMC, Mr. Rechin held senior management positions with National City Bank (“National City”) for 23 years. Mr. Rechin was the manager of National City’s Indiana Commercial Banking operations from 1995 until 2005. Mr. Rechin currently serves on the Boards of OneZone, the Conner Prairie Museum, The Center for the Performing Arts and Sheehan Family Foundation.

Mr. Rechin’s specific experience and qualifications to serve as a director
As the Company’s President and CEO, Mr. Rechin is an essential member of the Board. He is principally responsible for providing leadership and strategic direction to the Company, which he has done successfully during his tenure with FMC. The Company has made several successful acquisitions, and the total shareholder return during the past five years has been excellent, compared with FMC’s peers and the Russell 2000. Mr. Rechin works closely with the Chair of the Board in carrying out his strategic responsibilities and in acting as senior management’s chief liaison with the Board. In addition to his leadership, strategic and management skills, Mr. Rechin’s broad knowledge of the banking and financial services industry acquired during his nearly 35 years of service in executive and senior management positions in that industry have served the Company well. Mr. Rechin resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Charles E. Schalliol age 71 Director since 2004 Chairman since 2007
Mr. Schalliol was most recently a senior advisor in the Indianapolis office of the international law firm, Faegre Baker Daniels, LLP. He provides consulting services to the Customized Fund Investment Group of Grosvenor Securities LLC, on global infrastructure projects. Mr. Schalliol is a director of two venture capital funds, and he is a director of the Purdue Research Foundation and the Indiana University Research and Technology Corporation, which are dedicated to enhancing those Universities’ research and development capabilities, promoting entrepreneurship, and creating new Indiana-based companies. He chairs the Board of Directors of the Indiana Secondary Market for Education Loans, Inc., a nonprofit corporation that is Indiana’s designated provider of student loan services. He served as the Director of the Indiana Office of Management and Budget (“OMB”) and as the Chief Financial Officer for the State of Indiana from 2004 to 2007, in the administration of Indiana Governor Mitch Daniels. As OMB Director, he was responsible for the State’s budgets and financial operations, including its pension funds, as well as agencies that had more than 2,000 state employees. Before heading the OMB, Mr. Schalliol served as the first President and CEO of BioCrossroads, an economic development organization focused on life sciences companies, and he continues to serve that organization as a director. He previously held executive positions with Eli Lilly and Company, a leading worldwide pharmaceuticals company, in the areas of strategic planning, investment banking and business development. Mr. Schalliol was the founder and managing director of three Lilly venture funds. Mr. Schalliol chairs the Board’s Compensation and Human Resources Committee, and he also serves on the Board’s Nominating and Governance Committee.

Mr. Schalliol’s specific experience and qualifications to serve as a director
He has displayed executive leadership abilities in various capacities and has extensive experience as the head of major, complex public and private entities. He possesses financial acumen, and his entrepreneurial skills are evidenced by his primary role in forming successful new businesses and venture capital funds. He has knowledge of risk management, regulatory and compliance issues gained from his legal training and public service. As the Chair of FMC’s Board, Mr. Schalliol’s experience and leadership skills have been a catalyst for the Company’s exceptional total shareholder return over the past five years and its several successful acquisitions during that period. He resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Other public company directorships
Mr. Schalliol also serves as a director of Heritage-Crystal Clean, Inc., a NASDAQ company that is a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers. He chairs that company’s Compensation Committee and also serves on its Audit and Nominating & Governance Committees.

Terry L. Walker age 72 Director since 2006
Mr. Walker is the retired Chair and CEO of Muncie Power Products, Inc. (“Muncie Power”), which is headquartered in Muncie, Indiana, where FMC’s principal office is located. Muncie Power and its parent, Interpump Group, S.p.A., an Italy-based public company, are the world’s largest manufacturer of power take-offs. They serve the truck equipment market by manufacturing and distributing mobile power components and systems, including hydraulic gear pumps, hydraulic reservoirs and other specialty products in addition to power take-offs. Mr. Walker retired from Muncie Power in December 2011, after serving seven years as the CEO and 34 years as an executive employee of that company. Mr. Walker is a certified public accountant and was a member of the accounting firm, Whitinger & Company, before joining Muncie Power. Mr. Walker chairs the Board’s Nominating and Governance Committee, and he also serves on the Board’s Risk and Credit Policy Committee.

Mr. Walker’s specific experience and qualifications to serve as a director
He has extensive leadership skills and management experience gained as the CEO and in other executive positions with an international company. He also possesses tax, accounting and financial expertise acquired through his professional training as a certified public accountant. Mr. Walker resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

DIRECTORS WHOSE TERMS ARE NOT EXPIRING

The terms of the following directors are not expiring as of the 2019 Annual Meeting. They will continue to serve as directors for the remainder of their terms or until otherwise provided in the Company’s Bylaws.

Class II (Terms expire 2020):
Gary J. Lehman age 66 Director since 2011
Mr. Lehman is a Managing Director of The Cannelton Group (“Cannelton”), a provider of operations and financial assistance to private equity and closely held manufacturing firms. He co-founded Cannelton in 2002. From 2012 to 2014, he was the President of Oerlikon USA Holdings, Inc. which is part of the Oerlikon Group (“Oerlikon”), a leading global technology company based in Switzerland that focuses on providing market-leading technologies and services for surface solutions, man-made fibers manufacturing, drive systems and vacuum pumps and components in growth markets. From 2010 to 2012, Mr. Lehman was the CEO of Oerlikon’s Drive Systems segment. This segment includes Fairfield Manufacturing Company Inc. (“Fairfield”), Lafayette, Indiana, the largest independent gear manufacturer in the United States, which Oerlikon acquired in 2007. When Oerlikon acquired Fairfield, Mr. Lehman was Fairfield’s President and CEO, and he continued in this position until 2012 and as Fairfield’s Chair until 2014. Prior to co-founding Cannelton in 2002, Mr. Lehman was President and CEO of Philips Lighting Electronics NA and Advance Transformer, a wholly owned subsidiary of Philips Electronics NV; and Senior Vice President of Worldwide Operations and General Manager of the Body Systems Division of ITT Automotive. Mr. Lehman is currently a member of the Boards of SCP Limited, Inc. and Ash Access Technology, and Chairman of the Boards of Greater Lafayette Commerce, the Indiana Manufacturers Association and North Central Health Services. Mr. Lehman is a member of the Purdue University Board of Trustees and has served on the Indiana Commission for Higher Education. Mr. Lehman serves on the Board’s Compensation and Human Resources Committee.

Mr. Lehman’s specific experience and qualifications to serve as a director
He has extensive and varied business and executive leadership skills and experience gained as the CEO of companies that compete in global, high technology markets. FMC also benefits from his insights gained from integrating business units of a major international company, including issues involving operations and risk management. He resides in Lafayette, Indiana, one of FMC’s principal markets.

Jean L. Wojtowicz age 61 Director since 2004
Ms. Wojtowicz is the President and CEO of Cambridge Capital Management Corp. (“Cambridge”), an Indianapolis-based manager of nontraditional sources of capital for businesses. Since Ms. Wojtowicz founded the company in 1983, Cambridge has provided more than $640 million to more than 1,600 businesses in the manufacturing, service and retail sectors. Cambridge manages the Indiana Statewide Certified Development Corporation, which provides fixed-asset financing to small businesses; the Indiana Community Business Credit Corporation, a consortium of financial institutions that pool money to provide loans to businesses in a growth stage; and Lynx Capital Corporation, which provides debt financing to minority-owned companies. Cambridge is also the general partner of Cambridge Ventures L.P., a licensed small business investment company. She previously served on the Board of Directors of Vectren Corporation, a New York Stock Exchange energy holding company serving Indiana and Ohio. Ms. Wojtowicz is one of the seven members of the Indiana Department of Financial Institutions, the agency responsible for supervising financial institutions incorporated in Indiana. Ms. Wojtowicz authors frequent articles and columns for the Indianapolis Business Journal, Hoosier Banker, and other business and financial publications. Ms. Wojtowicz chairs the Board’s Risk and Credit Policy Committee and also serves on the Board’s Audit Committee.

Ms. Wojtowicz’s specific experience and qualifications to serve as a director
She is a recognized leader with broad knowledge of the banking and financial services industry. She has business and financial acumen and has acquired valuable expertise in the areas of risk management and compliance. The Indiana Chamber of Commerce named Ms. Wojtowicz the “2011 Business Leader of the Year” because of her significant contributions to the state’s economy and workforce by connecting small businesses with funding options and vital entrepreneurial advice. As a female, Ms. Wojtowicz adds to the Board’s diversity, which the Company believes significantly benefits the Board, the Company, and the shareholders. The Board has determined that she is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. She resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Other public company directorships
Ms. Wojtowicz serves as a director of First Internet Bancorp, a NASDAQ company, where she chairs the Audit Committee and serves as a director of its banking subsidiary, First Internet Bank of Indiana. She also serves as a director of American United Mutual Insurance Holding Company, where she is a member of the Executive and Compensation Committees.

Michael J. Fisher age 49 Director since 2017
Mr. Fisher is the President and Chief Operating Officer of the Ball Brothers Foundation in Muncie, Indiana (the "Foundation"). Prior to joining the Foundation in 2003, Mr. Fisher worked in administration for Old National Bancorp. Mr. Fisher currently serves on the boards of several regional and statewide organizations, including the Indiana Commission for Higher Education, the Edmund F. and Virginia B. Ball Foundation, Delaware Advancement Corporation, the I.U. Health Ball Memorial Hospital and Indiana Trust Company.

Mr. Fisher's specific experience and qualifications to serve as a director
Mr. Fisher brings considerable management skills and leadership experience to the Board. His involvement with many Muncie-area organizations makes him a recognized Muncie civic leader. He also has prior community banking experience. Mr. Fisher resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

Michael C. Marhenke age 65 Director since 2017
Mr. Marhenke was President and Chief Executive Officer of Independent Alliance Banks, Inc. (“iAB”) for twelve years until iAB was acquired by the Company. With approximately 40 years of banking experience, Marhenke served as President and CEO of Grabill Bank starting in 2004, serving as Executive Vice President and Chief Operating Officer of Grabill Bank from 2000 to 2004 and Vice President of Business Development from 1998 to 2004. Previously, Marhenke served as Market President of Norwest Bank in Bluffton, Indiana. Marhenke has also served on the Membership Council of the American Bankers Association (ABA) and is a past member of the Community Bankers Council. He currently serves on the Board of Directors of the New Haven/Adams Township Park Department.

Mr. Marhenke’s specific experience and qualifications to serve as a director
Mr. Marhenke has been a community bank director for over 15 years and served on many bank board committees during his tenure. He also served on several local and national bank trade association boards. The Company benefits from his executive officer and board experience in the banking industry.

Class III (Terms expire 2021):
Michael R. Becher, CPA age 65 Director since 2012
Mr. Becher was the Managing Partner of the Indianapolis office of Deloitte & Touche LLP (“Deloitte”) for more than 20 years, until his retirement in June 2012. Deloitte is the largest professional services organization in the United States. While he was the Managing Partner, Deloitte experienced significant growth in the Indianapolis market. Mr. Becher also held other global, national and regional leadership positions during his more than 30-year career with Deloitte. As an audit partner, Mr. Becher served public and private companies in industries such as financial services, retail and manufacturing, and tax-exempt organizations. Since 2013, Mr. Becher has been a strategic advisor to Krieg DeVault LLP, an Indianapolis-based, business-focused law firm, in business development. He chairs the Board of Trustees and is a member of the Audit Committee of Marian University, and is Vice Chair, director and member of the Audit Committee of the Indianapolis Symphony. He also chairs the Audit Committee of the Crossroads of America Boy Scout Council, and is a member of the Board of the United Way of Central Indiana. Mr. Becher chairs the Board’s Audit Committee and also serves on the Nominating and Governance Committee.

Mr. Becher’s specific experience and qualifications to serve as a director
He has considerable tax, accounting and financial expertise acquired through his professional training as a certified public accountant. He is familiar with the financial services industry because of his experience derived from auditing companies in that industry. He has acquired an understanding of risk management, regulatory and compliance issues, and he has gained management experience as the head of a large office of a Big Four accounting firm that provides professional services to large public companies as well as smaller private businesses. The Company also benefits from Mr. Becher’s experience serving on a number of audit committees. The Board has determined that he is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. Mr. Becher resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

William L. Hoy age 70 Director since 2007
Mr. Hoy is the CFO and Chairman of the Board of Columbus Sign Company, Columbus, Ohio, a custom sign and graphic fabricator that has served central Ohio and beyond for more than 100 years and is one of Ohio’s largest full-service sign companies. Columbus Sign’s business encompasses all phases of signage production including interior and exterior sign design, fabrication and installation. Mr. Hoy has headed Columbus Sign for the past 30 years. He is also the co-owner of Hoy Properties LLC, a real estate company based in Columbus that owns the property where Columbus Sign is located. Mr. Hoy also has interests in, and assists in the operation of, two equestrian-related businesses. Before joining the FMC Board, Mr. Hoy was a founding director of Commerce National Bank, beginning in 1991 and continuing until after its acquisition by FMC in 2002. Mr. Hoy is an advisory director of the Columbus Zoo and Aquarium, one of America’s leading zoos, and the Past Chair of the Columbus Zoo’s Board of Directors. Mr. Hoy serves on the Board’s Compensation and Human Resources Committee.

Mr. Hoy’s specific experience and qualifications to serve as a director
He has extensive leadership, entrepreneurial and strategic planning abilities which he has demonstrated during many years serving at the helm of a well-established and well-known small business in Central Ohio. The Company also benefits from his standing as a well-known Columbus civic leader. Mr. Hoy is the only member of the Board who is based in the Columbus metropolitan area, one of FMC’s high-growth markets. The Company is committed to expanding its footprint in Columbus, as it has in recent years in Indianapolis. It took an important step in this direction by acquiring its second and third Columbus-based financial institutions, Cooper State Bank, in 2015 and The Arlington Bank, in May 2017.

Patrick A. Sherman age 71 Director since 2009
Mr. Sherman is a certified public accountant and a partner in the accounting firm of CompassPointe CPAs, LLP, Greenwood, Indiana, which he co-founded more than 38 years ago. He is also a part owner and officer of several small businesses located in the Indianapolis metropolitan area and elsewhere. Mr. Sherman chairs the Board of Directors and Executive Committee of the Johnson County Development Corp., a nonprofit private/public partnership providing economic development services for companies throughout Johnson County, Indiana. He serves on the Board of Directors of the First Merchants Charitable Foundation. He was elected to the Board of the Cordry Sweetwater Conservancy District of Brown County and chairs the District's Building Commission. Mr. Sherman also serves as the Controller of the Johnson County Solid Waste Management District, and as Treasurer on the Board of Managers of the Baxter YMCA. He was a director of Lincoln Bancorp from 2005 until its acquisition by FMC in 2009, and he chaired that company’s Audit and Compliance Committees. From 1997 to 2005, Mr. Sherman served as the Vice Chair of the Board of Directors and Chair of the Audit Committee of Heartland Community Bank. Mr. Sherman serves on the Company’s Audit Committee and Risk and Credit Policy Committee.

Mr. Sherman’s specific experience and qualifications to serve as a director
He possesses tax, accounting and financial expertise because of his professional training and years of experience as a certified public accountant. He has also gained an entrepreneurial focus from operating several small companies in addition to his accounting practice, where he has provided accounting and tax services to many other businesses. Mr. Sherman assists clients with the acquisition or sale of business interests. He has also consulted with many clients concerning their succession and estate planning. The Company benefits from Mr. Sherman serving on the Board’s Audit Committee, in particular because of his prior experience chairing the audit committees of two other financial institutions. The Board has determined that Mr. Sherman is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. He is the only member of the Board who resides and works in the southern half of the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Consistent with the Company’s focus on community banking, all of the FMC directors are actively and visibly involved in community, civic, charitable and other nonprofit organizations and activities in the communities where they live and in which the Company does business.

IV. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board has established Corporate Governance Guidelines to address key areas of corporate governance. The Corporate Governance Guidelines are on FMC’s website, at http://www.firstmerchants.com/investors, under Corporate Information/Governance Documents. Together with FMC’s Articles of Incorporation, Bylaws and Committee charters, the Corporate Governance Guidelines provide the framework for the Company’s governance. The topics covered by these Guidelines include: director qualifications and responsibilities, the director nomination process, the Board leadership structure, standing committees of the Board, director compensation, director orientation and continuing education, Board self-assessment, evaluation of executive performance, succession planning for the CEO and other senior management positions, executive ownership of FMC stock, the Code of Conduct, and policies on ethics and integrity and recovery of erroneously awarded executive compensation.

CODE OF CONDUCT

The Company is committed to the highest standards of ethical conduct. It has adopted a Code of Conduct that applies to all directors, executive officers and employees. The Code of Conduct incorporates a Code of Ethics, within the meaning of Item 406(b) of SEC Regulation S-K, that applies to FMC’s senior financial officers, including the Chief Executive Officer, Chief Financial Officer, Chief Banking Officer, Director of Finance, Corporate Controller and Corporate Treasurer. The Code of Conduct, including the Code of Ethics, is published on the Company’s website. See http://www.firstmerchants.com/investors, under Corporate Information/Code of Conduct.

DIRECTOR INDEPENDENCE

FMC is listed on the NASDAQ Stock Market. Using the definition of “independent director” in NASDAQ Listing Rule 5605(a)(2), the Board has determined that each of the nonemployee directors and director-nominees - Mr. Becher, Mr. Fisher, Mr. Halderman, Mr. Hoy, Mr. Lehman, Mr. Marhenke, Mr. Schalliol, Mr. Sherman, Mr. Walker and Ms. Wojtowicz - is an independent director. The only other director, Mr. Rechin, is not an independent director because he is the Company’s President and Chief Executive Officer.

In determining that the nonemployee directors and director-nominees are independent, the Board took into consideration the following transactions involving Mr. Halderman and Mr. Hoy: (1) Halderman Farm Management Service, Inc., of which Mr. Halderman is the President and CEO and sole owner, provides farm management and consulting services to Company affiliates, and manages or has managed some farms that are held in trust accounts for which First Merchants Private Wealth Advisors (“FMPWA”), a division of FMB, serves as the trustee; (2) Halderman Real Estate Services, Inc., of which Mr. Halderman is the President and CEO and which is owned by Mr. Halderman’s father, has provided some farm appraisals and other real estate sales services to FMB and FMPWA trust accounts; and (3) Columbus Sign Company, of which Mr. Hoy is the CFO and Chairman of the Board and owner of a 33% ownership interest, has fabricated and installed signs at some FMB locations - principally at Bank branches in Columbus, Ohio. These transactions were not disclosed as “transactions with related persons” on page 57, pursuant to Item 404(a) of SEC Regulation S-K, because the amounts involved were less than the threshold amount under that Item.

BOARD MEETINGS

The Board holds regular quarterly meetings and an annual two-day retreat. It also holds special meetings from time to time which, under the Company’s Bylaws, may be called by the Chair, the President, or a majority of the directors. The Board meets in executive session without any member of management present during a portion of each of its regular meetings and at its retreat.

During 2018, the Board held six meetings, including the annual two-day retreat. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board Committees on which the director served.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

The directors are encouraged but not required to attend the Annual Meeting. All of the directors attended the 2018 Annual Meeting.

THE BOARD LEADERSHIP STRUCTURE

The Board Chair and the President and CEO of the Company are two separate individuals. Mr. Schalliol, an independent director, serves as the Chair of the Board, and Mr. Rechin serves as the President and CEO. The Company has adopted this leadership structure because the two positions entail different roles and different, but complementary, responsibilities. The Chair’s role focuses on the Company’s strategic direction, and includes giving advice and counsel to the President and CEO and other senior management, where appropriate. The President and CEO spends much of his time on strategic planning as well, but he is also ultimately responsible for overseeing the Company’s daily operations and providing leadership and direction to the other officers, managers and employees. This bifurcated leadership structure benefits the Company because it takes advantage of the Chair’s and the President and CEO’s differing backgrounds, experiences and perspectives. In addition, Mr. Schalliol and Mr. Rechin engage in regular and frequent communication, which promotes a positive and productive relationship between the Board and the President and CEO and among the Board, management and the shareholders. FMC’s leadership structure reduces the potential for conflicts of interest and enhances the oversight of risk. It also allows the Board to more objectively and effectively carry out its responsibilities involving oversight of the Company’s management and, in particular, its responsibility for the selection, retention and compensation of the President and CEO.

THE BOARD’S ROLE IN RISK OVERSIGHT

Although the entire Board is ultimately responsible for overseeing the Company’s enterprise-wide risk management program, the Board has assigned the primary role for carrying out this responsibility to its Risk and Credit Policy Committee. The Risk and Credit Policy Committee engages in an ongoing review of the Company’s risk policies, procedures and practices and their effectiveness, so that material risks to the Company’s financial well-being can be properly identified, measured, managed, controlled and mitigated. The Board and the Risk and Credit Policy Committee have assigned the principal responsibility for oversight of specific risk categories to other committees in the following areas: the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks, and integrity and ethics risks; and the Compensation and Human Resources Committee oversees the assessment and management of the Company’s exposure to risks with respect to the Company’s incentive compensation plans and other executive compensation programs.

In addition, management keeps the Board informed, through the Risk and Credit Policy Committee, of the state of the Company’s cybersecurity posture. The Board administers its risk oversight function, in part, by having management give the Risk and Credit Policy Committee reports on cybersecurity metrics and an update on preventive measures the Company employs to avoid intrusions. The Board's oversight of the Company's cybersecurity risks is further enhanced by the requirement in the Company's Incident Response Plan that the Board be notified of a cyber-related "Incident" (as defined in the Company's Incident Response Plan). Finally, the Company's Information Security Policy and Incident Response Plan have been updated to further address the Board's role in cybersecurity program oversight, as well as disclosure matters, as recommended in the SEC's 2018 "Statement and Guidance on Public Company Cybersecurity Disclosures".

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH THE BOARD AND EXECUTIVE MANAGEMENT

Shareholders may communicate directly with the Board by email, at bod@firstmerchants.com, or in a letter or other written communication addressed to the Board and delivered or mailed c/o Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. All such emails and written communications will automatically be forwarded both to the Chair of the Board and the Chair of its Nominating and Governance Committee, who will share them with each of the other directors.

Since last year's Annual Meeting, First Merchants' Board members and executive management engaged in discussions with shareholders representing more than 25 percent of FMC's outstanding common stock. These discussions involved a variety of topics to ensure the Company is addressing shareholder concerns, seeking shareholder input and providing perspective on the Company's strategy. Feedback from our shareholders was shared with the full Board and executive management.

V. BOARD COMMITTEES

THE STANDING COMMITTEES

FMC’s Bylaws give the Board the authority, at its discretion, to constitute and appoint committees from among its members to assist in the management and control of the affairs of the Company, including the following standing committees of the Board: the Audit Committee, the Nominating and Governance Committee, the Risk and Credit Policy Committee, and the Compensation and Human Resources Committee (the “Committees”). Each of these Committees has a charter that is published on FMC’S website, at http://www.firstmerchants.com/investors, under Corporate Information/Governance Documents.

The Committees’ rules, protocols and procedures for calling and holding meetings are set forth in FMC’s Bylaws or the Committees’ charters, or they are determined from time to time by the Board or the respective Committees. All of the Committees meet in executive session without any member of management present during a portion of their regular meetings.

Additional information concerning the membership, responsibilities and meetings held in 2018 by each of the Committees follows.

THE AUDIT COMMITTEE

The Audit Committee is comprised of Mr. Becher (Chair), Mr. Marhenke, Mr. Sherman, and Ms. Wojtowicz. The Committee met six times during 2018. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2) and that they meet the additional criteria for audit committee independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(c)(2). The Board has also determined that all of the Committee members are “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight of:

•	the integrity of the Company’s financial statements;

•	the qualifications and independence of all Company auditors;

•	the performance of the Company’s independent auditor and internal audit function;

•	controls over financial reporting; and

•	the Company’s compliance with its ethical requirements.

The Committee’s responsibilities also include evaluating the Company's auditors, reviewing the Quarterly Reports on Form 10-Q prepared by management and annually reviewing and discussing the Company’s audited financial statements with FMC’s management and the Company’s independent auditor. The Committee obtains written disclosures from the independent auditor regarding its independence, and it discusses the auditor’s independence with the auditor. Based on these reviews and discussions, the Committee annually prepares the report required under Item 407(d)(3) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year for filing with the SEC.

Although the Risk and Credit Policy Committee is primarily responsible for the Company’s enterprise-wide risk management, the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks and integrity and ethics risks under the Company’s risk oversight structure matrix. The Audit Committee also reviews the overall risk assessment of the Company to ensure that adequate Audit Committee and internal audit resources are directed to the areas of highest perceived risks.

The Audit Committee meets its responsibilities by reviewing the financial reports and other financial information provided by the Company to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent auditor, and regulators on the effectiveness of the Company’s processes for the oversight and management of financial risks, including the system of internal controls that management and the Board have established; and reviewing the Company’s auditing, accounting and financial reporting processes.

The Audit Committee has the sole authority (and recommends that the Board submit for shareholder ratification) for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee also has the sole authority to approve all audit engagement fees and terms, as well as permissible nonaudit engagements of the independent auditor. At least annually, the Committee assesses the independence of the independent auditor, including the independent auditor’s lead partner. It also assures that the independent auditor regularly rotates the lead and concurring audit partners as required by law or regulations, or more frequently as determined by the Committee in its sole discretion.

The Audit Committee has the sole authority to appoint, replace, reassign or dismiss the Senior Internal Auditing Executive of the Company’s internal audit department, who reports directly to the Committee (and to the Company’s Chief Operating Officer for administrative purposes). The Committee annually reviews and approves the Senior Internal Auditing Executive’s performance evaluation and compensation.

The Audit Committee also oversees the operation and effectiveness of the Company’s Ethics and Integrity Policy, which applies to directors, executive officers and employees and provides for multiple avenues for raising concerns about unethical, accounting, internal controls, or auditing matters, with the assurance that any person raising a concern will be protected from retaliation or reprisals for reporting a concern in good faith. The Policy provides for confidentially and makes available the option of anonymous reporting of conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company. Concerns reported through the ethics hotline go to the Audit Committee and the Senior Internal Auditing Executive, who collectively ensure appropriate handling of the concern. The Ethics and Integrity Policy is among the governance documents published on FMC’S website, at http://www.firstmerchants.com/investors, under Corporate Information/Ethics & Integrity Policy.

The Audit Committee may conduct or authorize investigations into matters within the scope of its responsibilities; and the Committee may retain independent counsel, accountants, or other outside advisors as it deems necessary to conduct such investigations or otherwise carry out its duties.

THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

The Audit Committee has reviewed and discussed together with management and the independent auditor, BKD, LLP, First Merchants Corporation’s audited financial statements for the year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles; critical audit matters; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; and the independent auditor’s audit of internal control over financial reporting.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, management, the Company’s internal audit function and the Company’s auditors. The Committee meets with the internal auditors and independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control environment; and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with BKD, LLP, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Committee formally evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. The Audit Committee considers the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained BKD, LLP as the Company’s Auditor for 2018. BKD, LLP (or its predecessor) has been the independent auditor for the Company since at least 1982.

The members of the Audit Committee believe that, due to BKD, LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of BKD, LLP to serve as the Company’s independent auditor. The Board, acting upon the Committee's recommendation, has appointed BKD, LLP as the Company's independent auditor for 2019, subject to ratification by the shareholders at the Annual Meeting of Shareholders.

The Audit Committee has received from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Michael R. Becher, Chair
Michael C. Marhenke
Patrick A. Sherman
Jean L. Wojtowicz

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is comprised of Mr. Walker (Chair), Mr. Becher, Mr. Halderman and Mr. Schalliol. The Committee met two times during 2018. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2).

The Nominating and Governance Committee’s responsibilities include:

•	developing and recommending to the Board the appropriate size and structure of the Board and its standing committees, as well as the qualifications for serving on these committees;

•	annually reviewing the composition of the Board as a whole, including the balance of independence, business expertise, experience, diversity and other desired qualities;

•	maintaining up-to-date criteria for selecting Board members;

•	reviewing the credentials of individuals suggested as prospective directors;

•	nominating individuals to serve as members of the Board, including the annual slate of directors for election by the shareholders;

•	nominating the Board’s officers;

•	overseeing the Company’s compliance with laws and regulations that relate to its governance structure and processes, including those of the SEC and NASDAQ;

•	reviewing compliance with the nonemployee director FMC stock ownership guidelines;

•	providing for and promoting director continuing education and periodic self-assessments of the Board’s and Board Committees’ effectiveness;

•
reviewing and making recommendations to the Board concerning FMC’s Code of Conduct, Code of Ethics for Financial Management, Regulation O Insider Lending Restrictions Policy, Insider Trading Policy and Section 16a Reporting Procedures; and

•	receiving and making recommendations to the Board regarding shareholder proxy initiatives, if any.

THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

Article IV, Section 9, of FMC’s Bylaws describes the process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee. Under this process, a suggestion by a shareholder of a director-nominee must include: (a) the name, address and number of the Company’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director-nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Nominating and Governance Committee assesses the appropriate mix of skills and characteristics required of the Board in the context of the perceived needs at a given point in time and periodically reviews and updates its criteria for identifying and evaluating nominees for director. Among the general criteria the Committee considers are:

•	ethical character and sharing of the Company’s values as reflected in its mission and vision statements;

•	personal and professional reputation consistent with the Company’s reputation and image;

•	superior credentials, accomplishments and recognition in the nominee’s field, with demonstrated sound business judgment;

•
in general, experience as a current or former CEO or in a comparable leadership position with a public company or other complex business or organization, which may include an educational, governmental, scientific or other nonprofit entity;

•
ability and willingness to devote sufficient time to carry out duties and responsibilities of Board membership and to commit to serve on the Board for several years in order to gain knowledge of the Company’s principal business and operations;

•
ability and willingness to acquire and hold shares of the Company’s stock in accordance with Board-established guidelines, to assure that the nominee’s financial interests are aligned with those of other shareholders;

•
relevant expertise and experience - in particular, financial acumen - and ability and willingness to offer advice and guidance to the Company’s CEO and other senior management based on that expertise and experience while working cooperatively with other directors and management;

•
for nonemployee directors, independence, within the meaning of applicable SEC regulations and NASDAQ Listing Rules; also by avoiding conflicts or appearances of conflicts of interest and by ability to objectively appraise management performance, represent shareholder interests and remain independent of any particular constituency;

•
together with other directors, possession of attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, race, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations;

•	willingness to assist the Company in developing new business; and

•	residence in FMC’s market coverage areas.

If the nominee is an incumbent director whose term is expiring, the Nominating and Governance Committee also considers the quality of the director’s prior service to the Company, including the nature and extent of the director’s participation in the Company’s governance and contributions of management and financial expertise and experience to the Board and the Company. This evaluation of incumbent directors’ prior service is accomplished through a formal process that takes into consideration all relevant factors including, without limitation, whether the director continues to meet the criteria listed above that are used for evaluating all director-nominees, and the quality of the director’s service as measured by his or her performance of the responsibilities set forth in the directors’ position description. Board members who are not members of the Nominating and Governance Committee are also encouraged to submit evaluations of the prior service of incumbent directors.

The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES

The Board and the Nominating and Governance Committee consider diversity in identifying nominees for director. The Committee has defined a diverse Board as one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of the Board as a whole, the Nominating and Governance Committee assesses the Board’s diversity along with other desired qualities, and it assesses the effectiveness of the Board’s diversity policy. The Committee has concluded that the Board is diverse under the Committee’s definition and that the Board’s diversity policy is effective. The Board’s membership includes directors of different gender, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with large public and smaller private companies, manufacturers, the banking and financial services industry, the agricultural industry, international business, venture capital funds, major universities, private accounting and legal firms, and public service organizations including governmental and nonprofit agencies and institutions. Several of the directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues. Some directors reside in larger metropolitan areas that FMC considers its high growth markets, and others reside in mid-sized and smaller markets that are also extremely important to the Company.

THE RISK AND CREDIT POLICY COMMITTEE

The Risk and Credit Policy Committee is comprised of Ms. Wojtowicz (Chair), Mr. Sherman, Mr. Walker and Mr. Halderman. The Committee met nine times during 2018. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2).

The Risk and Credit Policy Committee’s primary function is to assist the Board in assuring the effective management of FMC’s enterprise-wide risk, both internal and external, through a continuous review of policies, procedures and practices and the actual results of their application. FMC describes enterprise-wide risk management as a process, effected by the Board, management and other personnel, applied across the enterprise and designed to identify events, whether existing or potential, that may adversely affect the Company. It enables the Company to manage risk within acceptable limits and provides reasonable assurance of optimum corporate performance in the risk/return continuum. In addition, it facilitates the integration of varying views of risk into established credit, asset/liability management, and other risk elements, resulting in an alignment of strategy and corporate culture.

The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company. In providing this oversight, the Committee:

•	maintains a clear understanding and working knowledge of the principal risks inherent in the Company’s activities;

•	assigns the oversight of each risk type to a standing committee of the Board;

•	guides management in defining the Company’s risk thresholds, appetite and profiles while taking into consideration its strategic goals, objectives, markets and macro-economic conditions;

•
establishes risk thresholds and monitors them not less than quarterly (including specific limitations on the authority of management above which the Board or a standing committee of the Board retains exclusive authority);

•	establishes specific measures which delineate the level and trend of principal risks and their potential impact on the Company;

•	evaluates the impact of changes to risk thresholds prior to any modification, after consideration of changes in market conditions, the Company’s strategy, and associated risk assessments;

•	monitors emerging risks to the Company and how management will monitor, manage and mitigate those risks on a proactive basis;

•	also serves as the Company's Trust Oversight Committee, assuring the effective management of risk associated with the Company's Private Wealth Advisors division; and

•
performs duties and responsibilities enumerated and consistent with the Committee’s charter and considers enterprise risk in relation to the Company’s potential for growth and increase in shareholder value.

The Risk and Credit Policy Committee identifies and defines the principal risks and uncertainties to which the Company is subject, including the nature (systemic or random), range and likelihood or each risk as well as the strategic, operational and regulatory consequences of both favorable and unfavorable outcomes. The Committee determines the responsible manager and Board committee for each principal risk and sees that the committee and the responsible manager are maintaining an effective policy for each principal risk assigned to that committee and manager, including acceptable risk limits, reporting parameters, management decision criteria (both quantitative and qualitative) and the reporting format for monitoring the level and trend of the risk. The Committee assures that risk policies are reviewed annually by the committees responsible for these principal risks and/or by the full Board, and it monitors the reporting practices of these committees to assure that risk exposure remains within established limits and that significant risk exposures have been brought to the attention of the Board. The Committee also annually reviews and recommends to the Board for its approval the levels and types of insurance coverage to be purchased by the Company.

The Chief Risk Officer and the Senior Internal Auditing Executive provide input to the Risk and Credit Policy Committee, particularly through periodic risk assessment reports, concerning principal risks within the Company.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is comprised of Mr. Schalliol (Chair), Mr. Lehman, Mr. Hoy and Mr. Fisher. The Committee met three times during 2018. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2) and that they meet the additional criteria for compensation committee independence set forth in Rule 10C-1(b)(1) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(d)(2).

The Compensation and Human Resources Committee’s responsibilities include:

•	establishing the Company’s general compensation philosophy in consultation with senior management;

•	overseeing the development and implementation of policies and programs to carry out the Company’s general compensation philosophy;

•
periodically reviewing and evaluating the effectiveness of the Company’s compensation policies and programs in light of its general compensation philosophy and making any modifications that the Committee deems necessary or advisable;

•	reviewing the performance of and approving the compensation and benefits to be paid to the CEO and other executive officers and senior management employees of the Company;

•
reviewing the performance and approving the compensation and benefits to be paid to FMB's senior management employees and approving the compensation ranges and benefits for the other officers and employees of the Company and FMB (a responsibility which the Committee may delegate all or part of to the Company’s CEO);

•	administering the Company’s incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•	making recommendations to the Board concerning the adoption, amendment or termination of incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•
regularly monitoring risk exposure with respect to the Company’s incentive compensation plans and other executive compensation plans to assure that risks remain within established limits, that steps are taken to mitigate these risks where appropriate, and that significant risk exposures are brought to the attention of the Board;

•	annually reviewing executive change of control and severance agreements;

•	annually reviewing the Company's succession plan and succession planning process; and

•	reviewing and making recommendations to the Board regarding the compensation of the nonemployee directors.

The Committee’s responsibilities also include annually reviewing and discussing with senior management the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Committee prepares the report required under Item 407(e)(5) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation and Human Resources Committee determines executive compensation annually, after considering the Company’s short and long-term strategic goals, whether the Company’s existing compensation programs have supported its efforts to attract, retain and motivate high-performing, qualified leaders, and the Company’s compensation programs compared with those of peer institutions, with the aim of arriving at an appropriate mix of salary, benefits and incentives that will ultimately lead to a superior return on shareholders’ investment.

The Committee sets the base salaries of senior management employees, the participants and the metrics, targets and ranges for payouts under the Senior Management Incentive Compensation Program (the nonequity incentive compensation plan that covers the senior management employees), the participants and the amounts and mix of equity-based compensation under the Long-term Equity Incentive Plan (the equity incentive compensation that covers the senior management employees), and the other elements of the senior management employees’ compensation. In setting the compensation of employees other than the CEO, the Committee relies on the recommendations of the CEO. The Committee has delegated to the Company’s CEO or, where appropriate, to other executive officers, senior management employees, or FMB's Regional Presidents, the authority to approve the compensation and benefits to be paid to the other officers and employees of the Company and FMB.

The Compensation and Human Resources Committee makes recommendations to the Board regarding the compensation of the nonemployee directors and, after receiving the Committee’s recommendations, the Board determines the amount and form of this compensation. The executive officers of the Company do not have a role in determining or recommending the amount or form of nonemployee director compensation.

The responsibility for the day-to-day administration of FMC’s nonequity incentive compensation plans, equity-based compensation plans and deferred compensation plans has been delegated to the Company’s Director of Human Resources, with oversight from the CEO. From time to time, these executives provide information to the Committee and make recommendations, on their own initiative or as requested by the Committee, concerning existing and proposed compensation policies and programs for executives and other employees of the Company and FMB.

The Compensation and Human Resources Committee has the authority to directly select, engage and terminate such counsel, consultants (including compensation consultants), and other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities. The Committee has directly engaged Conduent Human Resources Services ("Conduent"), a human resources consulting firm, on several occasions in recent years (most recently in 2017) to review FMC’s executive salaries and compensation programs and to make recommendations to the Committee, to ensure that the Company provides the executives a competitive compensation opportunity that will enable the Company continue to attract, retain and motivate a highly qualified leadership team.

The Compensation and Human Resources Committee has determined that the work that Conduent has performed from time to time as a consultant to the Committee and the Company does not raise any independence or conflict of interest concerns, taking into consideration the factors listed in Rule 10C-1(b)(4) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(d)(3).

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee was an officer or employee of the Company or its subsidiary during 2018, nor has any member of the Committee ever been an officer or employee of the Company or FMB. No current member of the Committee or executive officer of the Company had a relationship during 2018 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

In accordance with Item 407(e)(5) of SEC Regulation S-K, the members of the Compensation and Human Resources Committee state that the Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation and Human Resources Committee

Charles E. Schalliol, Chair
Michael J. Fisher
William L. Hoy
Gary J. Lehman

VI. EXECUTIVE OFFICERS

The names, ages, and positions of all executive officers of FMC and all persons chosen to become executive officers are listed below. The officers are elected by the Board for a term of one year or until the election of their successors. There are no arrangements between any officer and any other person pursuant to which he or she was selected as an officer.

Michael C. Rechin, 60, President and Chief Executive Officer, FMC
President and Chief Executive Officer of FMC since April 2007; Chief Operating Officer of FMC from November 2005 to April 2007; Executive Vice President, Corporate Banking, National City Bank from 1995 to November 2005.

Mark K. Hardwick, 48, Executive Vice President and Chief Financial Officer and Chief Operating Officer, FMC
Executive Vice President and Chief Financial Officer and Chief Operating Officer of FMC since May 2016; Executive Vice President and Chief Financial Officer of FMC since December 2005; Senior Vice President and Chief Financial Officer of FMC from April 2002 to December 2005; Corporate Controller of FMC from November 1997 to April 2002.

Michael J. Stewart, 53, Executive Vice President and Chief Banking Officer, FMC
Executive Vice President and Chief Banking Officer of FMC since February 2008; Executive Vice President from December 2006 to February 2008 of National City Corp;  Executive Vice President and Chief Credit Officer of National City Bank of Indiana from December 2002 to December 2006.

John J. Martin, 52, Executive Vice President and Chief Credit Officer, FMC
Executive Vice President and Chief Credit Officer of FMC since March 2013; Senior Vice President and Chief Credit Officer of FMC from June 2009 to March 2013; First Vice President and Deputy Chief Credit Officer of FMC from July 2008 to June 2009; First Vice President and Senior Manager of Lending Process of FMC from January 2008 to July 2008; Senior Vice President and Regional Senior Credit Officer of National City Bank from May 2000 to December 2007.

Stephan H. Fluhler, 50, Senior Vice President, Chief Information Officer, FMC
Senior Vice President and Chief Information Officer of FMC since May 2014; Chief Technology Officer of FMC from 2004 to May 2014; Director of Technology Services and Change Management of FMC from December 2003 to 2004.

Jeffrey B. Lorentson, 55, Senior Vice President and Chief Risk Officer, FMC
Senior Vice President and Chief Risk Officer of FMC since June 2007; Corporate Controller of First Indiana Bank from June 2006 to June 2007; First Vice President and Corporate Controller of FMC from 2003 to 2006; Vice President and Corporate Controller of FMC from 2002 to 2003.

Michele M. Kawiecki, 46, Senior Vice President and Director of Finance, FMC
Senior Vice President and Director of Finance of FMC since March 2015; Senior Vice President of Capital Management and Assistant Treasurer of UMB Financial Corporation from May 2011 to March 2015; Director of Corporate Development and Enterprise Project Management at UMB Financial Corporation from May 2008 to May 2011; Chief Risk Officer at UMB Financial Corporation from February 2004 to May 2008.

Steven C. Harris, 55, Senior Vice President and Director of Human Resources, FMC
Senior Vice President and Director of Human Resources of FMC since November, 2016; First Vice President, Director of Talent Development of FMC from March 2016 to November 2016, Senior Vice President, Regional Retail Manager of PNC Bank from February 2015 to March 2016, Senior Vice President and Market Sales and Service Manager, PNC Bank from June 2009 to February 2015.

VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

THE NAMED EXECUTIVE OFFICERS

FMC’s named executive officers (“NEOs”) for the 2018 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, were:

•	Michael C. Rechin, President and Chief Executive Officer;

•	Mark K. Hardwick, Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•	Michael J. Stewart, Executive Vice President and Chief Banking Officer;

•	John J. Martin, Executive Vice President and Chief Credit Officer; and

•	Stephan H. Fluhler, Senior Vice President and Chief Information Officer.

COMPENSATION DISCUSSION AND ANALYSIS

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES

The Compensation and Human Resources Committee, under its delegated authority from the Board, has established an effective, straight-forward executive compensation structure that gives FMC’s executives incentives to achieve the Company’s annual and long-term strategic goals, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the Company has designed its compensation programs so that executives have the opportunity to earn an appropriate mix of salary, employee benefits and short and long-term incentives, comprised of both cash and equity, which will financially reward them for excellent performance as measured against the Company’s strategic goals and in comparison to financial industry peers. The equity-based incentive compensation program includes provisions that obligate key employees to retain ownership throughout the period of their employment by the Company of a portion of the common stock they are awarded under that program, thus increasing their financial stake in the Company’s continued success and further aligning their interests with those of the other shareholders.

The Compensation and Human Resources Committee’s general compensation policy lists the following considerations for the design of executive compensation programs that will assist the Company in achieving its business objectives: (1) programs should attract, retain and motivate high-performing, qualified executives and be competitive with industry peers’ programs; (2) incentive compensation programs should reward performance that is directly related to the Company’s financial performance and the individual executive’s contributions to that performance; (3) programs should strengthen the alignment between management effort and business strategy; and (4) programs should link compensation to factors which affect short and long-term stock performance. The policy states that all reasonable efforts should be made to ensure that executive compensation programs do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of the Company’s reported earnings to enhance the compensation of any executive.

The Compensation and Human Resources Committee periodically reviews and evaluates the effectiveness of the executive compensation programs and their alignment with the Company’s business strategies and the interests of shareholders. The Committee has primary responsibility for reviewing executive performance and approving executive compensation, although it gives considerable weight to the recommendations of the President and CEO, Mr. Rechin, in reviewing the performance and determining the compensation of executives other than Mr. Rechin himself. The executive performance review process includes accomplishing formal reviews, adjusting base salaries and approving the nonequity incentive plan payments based on the Company’s audited financial results for the previous fiscal year. Annual salary increases and nonequity incentive plan payments occur in March. Annual restricted stock awards under the Long-term Equity Incentive Plan are made by the Committee in the third quarter.

Senior management is responsible for the implementation and day-to-day administration of the Company’s compensation programs, including its executive compensation programs, under the direction of Mr. Rechin and the Senior Vice President and Director of Human Resources, Steven Harris.

THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES

The material elements of the NEOs’ annual compensation are: (1) cash compensation, comprised of (a) base salary, and (b) nonequity incentive plan payments under the Senior Management Incentive Compensation Program (“SMICP”); (2) equity compensation, comprised of (a) restricted stock awards under the Long-term Equity Incentive Plan (“LTEIP”), and (b) opportunities for discounted FMC stock purchases under the Employee Stock Purchase Plan (“ESPP”); and (3) retirement and deferred compensation plan contributions under (a) the Retirement Pension Plan (“Pension Plan”) (for Mr. Hardwick and Mr. Fluhler only), (b) the Retirement and Income Savings Plan (“§401(k) Plan”), (c) the Defined
Contribution Supplemental Executive Retirement Plan (“SERP”) (for Mr. Rechin only), and (d) the 2011 Executive Deferred Compensation Plan (“EDCP”). In the event of an acquisition of FMC, the NEOs could also receive compensation under “double trigger” change of control agreements. The Company does not have employment or other severance agreements with its executive officers. Detailed information concerning each of the material elements of the NEOs’ compensation can be found on pages 25-31.

Base salary and nonequity incentive plan payments under the SMICP are intended to advance annual goals by providing a near-term financial reward for excellent performance that advances FMC’s strategic objectives. The targets for earning nonequity incentive plan payments under the SMICP are adjusted annually to align with the Company’s annual financial plan. The restricted stock awards under the LTEIP are designed to financially reward the achievement of long-term goals and to further align executives’ financial interests with those of other shareholders by tying the value of such compensation to sustained increases in the price of the Company’s stock. This objective is also supported by LTEIP provisions that: (1) require executive officers to hold approximately 25% of the restricted stock awarded to them until their death, retirement, termination of employment, or change of control; and (2) establish a guideline for executive officers to acquire and hold FMC stock equal in value to their then current annual salary within six years of commencing participation in the LTEIP. The three-year vesting provisions attached to the restricted stock awards, together with the vesting provisions in the retirement plans, also promote the long-term employment of qualified executives.

THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE

Disregarding retirement and deferred compensation plan contributions and only considering current compensation, payments earned under the incentive plans (the SMICP and the LTEIP) together constituted more than one-half of the compensation paid to the named executive officers for 2018. The size of the nonequity incentive payments under the SMICP and the value of the restricted stock awards under the LTEIP are directly impacted by the Company’s performance. Whether a nonequity incentive payment was earned under the SMICP, and the size of an earned payment, depended completely on whether FMC achieved operating earnings per share for the year that met or exceeded pre-established targets based on the Company’s annual financial plan. The number of FMC shares the NEOs received under the LTEIP, while subjectively determined by the Compensation and Human Resources Committee and not based directly on performance-related metrics, was heavily influenced by the NEOs’ individual performance and the Company’s performance during 2018. The Company’s performance also impacts these share awards in another way, in that the value of these shares will be affected by their future market price and the total shareholder return (market price appreciation plus dividends paid) on the shares.

FMC continued its excellent performance during 2018. The Company reported record net income of $159.1 million, a 65.6% increase over 2017. Per share earnings increased from $2.12/share to $3.22/share, a 51.9% increase. FMC’s balance sheet continued to strengthen during 2018, as the tangible book value of a share of FMC stock increased from $16.96 to $19.12, a 12.7% increase.

The dividend paid on a share of FMC stock increased from $.69/share in 2017 to $.84/share in 2018, an 18% increase. The following graph, comparing the cumulative 5-year total return to shareholders on FMC’s common stock relative to the cumulative total return of the Russell 2000 Index and the SNL Bank $5B - $10B Index, also appears on page 30 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. It shows that the cumulative 5-year total return to shareholders on FMC’s common stock has been approximately 32% higher than that of the Russell 2000 Index and 9% higher than that the SNL Bank $5B - $10B Index.

In 2018, the incentive compensation the NEOs earned under the Company’s executive compensation program generally aligned with Company performance that benefits shareholders. Under the SMICP, the operating earnings per share FMC achieves compared to the Company’s annual financial plan is the sole metric on which the nonequity incentive compensation earned by Mr. Rechin, Mr. Hardwick, Mr. Stewart and Mr. Martin is based, and it is the metric on which 70% of Mr. Fluhler’s nonequity incentive compensation is based. The Compensation and Human Resources Committee believes that the operating earnings per share the Company achieves is the best measure of the Company’s success and the metric is most directly reflective of the NEOs’ performance; and, therefore, in the long run, it is also the most closely aligned with the shareholders’ interests. In 2018, the Company’s per share earnings exceeded the annual financial plan, so the nonequity incentive payments to the NEOs under the SMICP for 2018 were more than their pre-established targets (as shown in the Grant of Plan-Based Awards for 2018 Table on page 36, consistent with the exceptional total return to shareholders.

In addition, as shown in the Option Exercises and Stock Vested Table on page 38, Mr. Stewart exercised stock options in 2018 that had been granted to him in prior years, realizing significant value on the exercise of these options. Also, each of the NEOs benefited from the vesting in 2018 of restricted shares that had been awarded to them three years earlier under the LTEIP. These shares had a market value that was substantially higher than their value at the time they were awarded. All of this demonstrates that the NEOs’ compensation is aligned with shareholder interests.

PEER GROUP

In its efforts to attract, retain and motivate high-performing executives, FMC competes with other employers, mainly in the financial services industry in the Midwest. Necessarily, this requires the Company to be aware of how peer institutions are compensating their executives, to ascertain how the Company’s executive compensation programs compare - both in their mix and their amounts - with these peers’ programs. The Compensation and Human Resources Committee’s goal is to fix executives’ total compensation as nearly as practicable, taking into account all relevant factors, near or above the median for similar positions at peer institutions, with an appropriate balance between salary and incentive compensation, cash and equity, and short and long-term incentives. The peer group for 2018 consisted of the following 20 publicly traded Midwest financial institutions of relatively similar size to the Company:

1st Source Corporation	Independent Bank Corporation
BancFirst Corporation	Lakeland Financial Corporation
Chemical Financial Corporation	Northwest Bancshares, Inc.
Community Trust Bancorp, Inc	Old National Bancorp
First Busey Corporation	Park National Corporation
First Commonwealth Financial Corporation	Pinnacle Financial Partners, Inc.
First Financial Bancorp	Republic Bancorp, Inc.
First Midwest Bancorp, Inc.	S & T Bancorp, Inc.
Great Western Bancorp, Inc.	Stock Yards Bancorp, Inc.
Heartland Financial USA, Inc.	Wesbanco, Inc.

The peer group for 2017 consisted of these same financial institutions.

COMPENSATION CONSULTANT

The Compensation and Human Resources Committee believes it is essential for the Company to provide a competitive compensation opportunity to its executives in order to attract, retain and motivate a highly qualified leadership team. The Committee has periodically engaged Conduent to review the Company’s executive salaries and compensation programs and to make recommendations to the Committee concerning possible adjustments to executive compensation and compensation programs. Using the same executive compensation consultant to review these compensation programs over a period of several years has given the Committee valuable continuity. The Committee most recently engaged Conduent to undertake such a study in mid-2017. Its findings and recommendations resulting from that review were based in part on a database of executive compensation information it had compiled from the financial institutions in the above peer group, and they were taken into consideration in determining the NEOs compensation for 2018. Conduent's study showed that the total direct compensation (base salary, cash bonus and equity incentives) for the Company's NEOs was within 10% of the median.
INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION

The following paragraphs describe the provisions of the material elements of the NEOs’ compensation during 2018, including their specific application to each of the NEOs. Reference is also made to relevant information contained in the compensation tables and related material on pages 34-41.

BASE SALARY

Base salary is the common element in nearly every compensation program. The salaries of FMC’s executives are determined subjectively by the Compensation and Human Resources Committee, based on their responsibilities and a review of their individual performance and contributions to the Company’s financial performance. The Committee considers the recommendations of the President and CEO, Mr. Rechin, in assessing the performance of the NEOs other than Mr. Rechin. The Committee is solely responsible for assessing Mr. Rechin’s performance and determining his salary and other forms of compensation. Besides individual and Company performance, other factors that may affect the NEOs’ salaries include their experience, budgetary considerations, and the salaries paid to executives holding similar positions with the Company’s competitors in the financial services industry, especially those in the Company’s peer group. The Committee has based its assessment of competitors’ executive salaries on the findings contained in the Conduent study discussed above, and on other public reports and broad-based third party surveys. Based on this information, the Committee believes that the NEOs' compensation, including their base salaries, is near the median of comparable peer group executives.

The Compensation and Human Resources Committee reviews and adjusts the NEOs’ salaries annually in February or March, after performance reviews have been completed and the Company’s audited financial statements for the preceding fiscal year have been issued. Adjustments become effective as of the first payroll period in March. The Committee believes that, by waiting until the performance reviews have been completed and the financial statements have been issued, the NEOs’ salary adjustments will be more accurately and effectively tied to the NEOs’ success in meeting financial targets and other strategic goals for the previous year. This timing also allows the Committee to communicate decisions regarding salary adjustments and cash incentive payments to the NEOs and other executives at the same time, thus ensuring a clear and consistent message regarding performance and underlining the Company’s emphasis on growing a performance-based culture.

In February 2018, the Compensation and Human Resources Committee increased the NEOs’ base salaries as follows, after evaluating their individual performance and accomplishments and the Company’s performance:

Mr. Rechin, from $535,265 to $551,323
Mr. Hardwick, from $361,500 to $374,152
Mr. Stewart, from $324,500 to $335,857
Mr. Martin, from $260,500 to $268,966
Mr. Fluhler, from $230,118 to $240,473

SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)

The SMICP is a nonequity incentive compensation plan that affords the NEOs and other management employees the opportunity to earn additional cash compensation annually, determined as a percentage of their base salaries, by meeting pre-established goals for the fiscal year that are closely related to FMC’s strategic and financial plans. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the Program.

Under the SMICP, the Compensation and Human Resources Committee establishes schedules for the payments early in each fiscal year, beginning at minimum thresholds below which participants do not receive payments, and increasing proportionately to target amounts and maximum amounts that participants may receive. Each participant is then informed of the goals to be achieved (which in nearly all cases are related to the Company’s strategic and financial plans and measurable objectively), the percentage of base salary that will be paid if the participant’s goals are achieved (the target payment), and the applicable minimum thresholds and maximum amounts. Following the end of each fiscal year, after the Company’s audited financial statements for the year have been issued, the Committee approves the payouts under the SMICP.

The Committee has the authority to modify the Program, make final award determinations (which may include increasing or decreasing the amount payable to an individual participant under the applicable formula set forth in the SMICP), set conditions for eligibility and awards, define extraordinary accounting events in calculating earnings, establish future payout schedules, determine circumstances and causes for which payouts can be withheld, and abolish the Program. In doing so, it considers the recommendations of the President and CEO, Mr. Rechin, except as Mr. Rechin’s own cash incentive compensation may be affected. The SMICP has a “clawback” provision that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement.

There were 152 participants who received cash compensation under the SMICP for 2018, including the five NEOs. The payouts for 2018 were made in March 2019. The threshold, target and maximum payout for each of the NEOs under the Program for 2018 is shown in the Grants of Plan-Based Awards for 2018 Table on page 36.

Mr. Rechin’s target amount for 2018, as set by the Compensation and Human Resources Committee, was 60% of his base salary. The target amounts for Messrs. Hardwick and Stewart were 45% of their base salaries. The target amount for Mr. Martin was 40% of his base salary. For each of them, their target payment was based entirely on FMC’s achieving operating earnings, calculated on a diluted GAAP basis, of $2.96/share of common stock. The minimum threshold that would result in a payment of 50% of the target amount was based on achieving operating earnings of $2.76/share, and the maximum payment of 200% of the target amount was based on achieving operating earnings of $3.36 share. For 2018, FMC’s reported operating earnings were $3.22/share, however, for purposes of the SMICP target payments and pursuant to the Committee's authority to increase or decrease the amounts payable under the Program, such earnings were adjusted to $3.19/share due to extraordinary income and expense items experienced during the year. Under the payout schedule, achieving the adjusted operating earnings target resulted in payouts to each of these four NEOs of 157% of their target amounts.

The Committee set Mr. Fluhler’s target amount for 2018 at 30% of his base salary. Due to nature of his responsibilities, Mr. Fluhler’s target payment was based on two metrics: 70% of his target payment was based on the operating earnings schedule described in the immediately preceding paragraph, and 30% was based on the Company’s achieving a consolidated efficiency ratio (defined as noninterest expense as a percent of the sum of tax equivalent net interest income and noninterest income, excluding security gains and nonrecurring items) of 50.37% for 2018. The minimum threshold that would result in a payment of 60% of the target amount under this metric was based on achieving a consolidated efficiency ratio of 54.37%, and the maximum payment of 150% of the target amount was based on achieving a consolidated efficiency ratio of 47.87%. FMC’s consolidated efficiency ratio for 2018 was 50.21%, however, for purposes of the SMICP target payments and pursuant to the Committee's authority to increase or decrease amounts payable under the Program, that ratio was adjusted to 50.15% due to extraordinary income and expense items experienced during the year. Under the payout schedule, achieving the adjusted efficiency ratio target resulted in a payout to Mr. Fluhler of 104% of his target amount.

As the Summary Compensation Table on page 34 shows, the payouts to the NEOs under the SMICP for 2018 were as follows:

Mr. Rechin - $517,019
Mr. Hardwick - $262,964
Mr. Stewart - $236,049
Mr. Martin - $168,093
Mr. Fluhler - $101,118

LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)

The LTEIP is an equity incentive plan that affords the NEOs and other management employees the opportunity to benefit as shareholders from long-term improvements in the Company’s financial performance, thus increasing their commonality of interest with other shareholders. The equity awards available under the Plan include grants of restricted stock in the Company and incentive and nonqualified options to acquire common stock in the Company, although the Company has not awarded stock options to any of its employees under the LTEIP since 2013. The Committee’s decision to discontinue the use of stock option grants was based on its conclusion that restricted stock grants are a more effective form of equity incentive compensation. The Committee was also influenced by a recommendation from Conduent, its compensation consultant at the time, supporting that decision, as well as by recent tax and accounting changes.

As the Outstanding Equity Awards at End of 2018 Fiscal Year Table on page 37 shows, Mr. Fluhler was previously granted stock options under the LTEIP that are vested but have not yet been exercised. All of the options granted were “in the money” on December 31, 2018. The price per share of FMC stock at the close of business on December 31, 2018 was $34.27.

Under the LTEIP, the Compensation and Human Resources Committee has the authority to grant restricted stock awards, decide who will receive the awards, determine the types and sizes of the awards, determine the terms, conditions, vesting periods, and restrictions applicable to the awards, adopt, alter and repeal administrative rules and practices governing the LTEIP, interpret the terms and provisions of the LTEIP and any awards granted under it, prescribe the form of award agreements, and otherwise supervise the administration of the LTEIP. Annual restricted stock awards for 2018 under the LTEIP were made by the Committee in the third quarter. On occasion, the Committee grants an award at other times, e.g., when an executive is hired or an employee is promoted. The Committee has delegated to the President and CEO, Mr. Rechin, the authority to make restricted stock awards to newly hired and promoted employees, limited to a maximum of 1,000 shares of FMC common stock.

There were 79 participants who received restricted stock awards under the LTEIP on August 16, 2018, including the five NEOs. Another four employees received restricted stock awards under the LTEIP at other times during 2018. Those awards were made by Mr. Rechin under the authority delegated to him by the Compensation and Human Resources Committee, as described above. The Committee subjectively determines the amounts of the equity awards to be granted to the participants; however, in general, they are commensurate with the participants’ positions and level of responsibilities. In making restricted stock awards, the Committee relies in part on the recommendations of Mr. Rechin, except for awards to Mr. Rechin himself.

The restricted stock awards under the LTEIP are not performance-based. The restricted stock vests (the restrictions lapse, giving the grantee complete ownership rights) three years after the date of the award, except that the stock granted under the retention awards to Mr. Hardwick and Mr. Stewart in October 2015, will not vest until five years after the date of the awards. In all cases, the restricted stock will vest if the grantee dies or becomes disabled before the shares would otherwise vest. The Compensation and Human Resources Committee may also partially waive the forfeiture of a restricted stock award if a grantee’s employment is terminated before the stock vests and the Committee determines that the termination was involuntary and without cause. In that event, the part of the award that vests is a fraction of the shares, with a numerator equal to the number of full years that have elapsed between the date of the award and the date of termination and a denominator equal to the number of years between the date of the award and the date the award vests. A grantee of restricted stock under the LTEIP is entitled to vote the shares of stock and receive the dividends on the stock, notwithstanding the restrictions.

As the Grants of Plan-Based Awards for 2018 Table on page 36 shows, the Committee made the following awards of restricted stock to the NEOs under the LTEIP on August 16, 2018:

Mr. Rechin - 15,000 shares
Mr. Hardwick - 9,500 shares
Mr. Stewart - 9,000 shares
Mr. Martin - 7,500 shares
Mr. Fluhler - 4,000 shares

The value of the restricted stock on the date of grant was $48.65/share. These restricted stock awards will vest on August 16, 2021 or, if earlier, on the date the grantee dies or becomes disabled.

The LTEIP includes a provision that executive officers must hold at least 25% of all “net shares” (which the LTEIP defines as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with an award) issued to them under the LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of the date of the executive officer’s death, retirement or other termination of employment, or the date of a change of control. The purpose of this provision is to ensure that executive officers who benefit from equity awards under the LTEIP have a long-term financial interest in growing the value of the Company’s stock due to their increased ownership of FMC common shares. With the same purpose, the LTEIP includes a guideline stating that executive officers participating in the LTEIP should acquire and hold shares of the Company’s common stock equal in value to at least 100% of their then current annual salary within six years after commencing participation. However, this guideline is not a condition or restriction and does not present a risk of forfeiture with respect to any equity award made to an executive officer under the LTEIP.

The Company also has a written policy prohibiting its executive officers from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the executive under the LTEIP or otherwise held, directly or indirectly, by the executive officer. A primary purpose of the hedging prohibition is to avoid reducing the executive’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its executive officers from pledging their shares as collateral for a loan.

The Board of Directors has approved the adoption of the 2019 Long-Term Equity Incentive Plan ("2019 LTEIP"). The shareholders are being asked to approve the 2019 LTEIP at the Annual Meeting (see pages 42-48).

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The ESPP is a form of equity-based compensation that is available to nearly all of the employees of FMC and its subsidiaries, including the NEOs. It is a Code §423 employee stock purchase plan that was approved by the shareholders at the 2009 Annual Meeting. It provides an attractive vehicle for participants to acquire the Company’s stock, thus further aligning their interests with those of other shareholders. Participants may elect under the Plan, prior to each three month offering period corresponding to the calendar quarters, to purchase shares of FMC stock at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by NASDAQ.

Mr. Stewart was the only NEO who participated in the ESPP during 2018. He participated during all four of the 2018 offering periods, purchasing 25, 27, 22, and 31 shares, respectively, at per share prices of $36.35, $38.23, $40.36 and $34.52, respectively.

The Board of Directors has approved the adoption of the 2019 Employee Stock Purchase Plan. The shareholders are being asked to approve the 2019 ESPP at the Annual Meeting (see pages 48-51).

RETIREMENT PENSION PLAN (“PENSION PLAN”)

The Pension Plan is a qualified Code §401(a) defined benefit pension plan that the Company “froze” in 2005. Only a few “grandfathered” participants - those who had attained age 55 and earned at least 10 years of credited service on March 1, 2005 - continued to accrue benefits under the Pension Plan after that date, and the benefits of the other participants were frozen. No new participants were added after March 1, 2005. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially-equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen are determined under the formula described above, based on their average final compensation as of March 1, 2005, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

Mr. Hardwick and Mr. Fluhler are the only two NEOs who are participants in the Pension Plan. Since they had not yet attained age 55 and earned at least 10 years of credited service on March 1, 2005, they were not eligible for “grandfathering.” They ceased accruing benefits under the Pension Plan, and their accrued benefits were frozen as of that date. As of December 31, 2018, the present value of Mr. Hardwick’s and Mr. Fluhler’s accumulated benefits were $58,485 and $32,741, respectively. If they continue their employment with the Company until age 65 and retire at that time, their annual benefits under the Pension Plan, payable as a straight-life annuity, would be approximately $8,594 and $4,440, respectively. See the Pension Benefits Table on page 38.

RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)

The §401(k) Plan is a qualified Code §401(k) defined contribution retirement plan, under which participating employees of the Company and its subsidiaries that adopt the Plan may save for their retirement by making pre-tax and Roth after-tax contributions up to the lesser of the statutory limits ($18,500 for 2018 and $19,000 for 2019, plus “catch up” contributions of up to $6,000 for both years for participants over age 50) and the limits set forth in the §401(k) Plan.

The Company makes matching contributions to the §401(k) Plan on behalf of participants who make pre-tax and/or Roth after-tax contributions. The Company matches a participant’s pre-tax and Roth after-tax contributions at the rate of 100% of such contributions up to 3% of the participant’s compensation, plus 50% of such contributions to the extent they exceed 3% but do not exceed 6% of the participant’s compensation (defined as W-2 compensation plus certain voluntary pre-tax contributions, up to the Code §401(a)(17) maximum, which is $275,000 for 2018 and $280,000 for 2019). Thus, the maximum matching employer contribution is generally 4½% of a participant’s compensation (less if the participant’s compensation exceeds the Code §401(a)(17) maximum).

Plan participants who have been continuously employed by FMC since before January 1, 2010 receive additional employer contributions under the §401(k) Plan, equal to 2% of the participant’s compensation (as defined above), as limited by the Code §401(a)(17) maximum. Employees hired or rehired on or after January 1, 2010 are not eligible to receive these additional contributions.

All pre-tax and Roth after-tax participant contributions under the §401(k) Plan are fully vested, while participants become vested in employer matching contributions and additional employer contributions, if any, at the rate of 20% for each year of service. Participants become 100% vested in their employer matching contributions and additional employer contributions, if any, in the event of their death, disability (as defined in the Plan), or satisfaction of any of the Plan’s retirement requirements.

The employer matching and additional contributions made on behalf of the NEOs under the §401(k) Plan for 2018 were as follows:

Mr. Rechin - $12,375 matching contributions and $5,500 additional contributions
Mr. Hardwick - $12,375 matching contributions and $5,500 additional contribution
Mr. Stewart - $12,375 matching contributions and $5,500 additional contributions
Mr. Martin - $12,375 matching contributions and $5,500 additional contributions
Mr. Fluhler - $10,122 matching contributions and $5,500 additional contributions

These contributions are included in the column headed “All Other Compensation” in the Summary Compensation Table on page 34.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (“SERP”)

FMC established the SERP, a nonqualified retirement plan, in 2006. The SERP provides additional retirement benefits to executives designated by the Compensation and Human Resources Committee whose benefits under the §401(k) Plan are restricted due to the annual compensation limit under §401(a)(17) of the Code ( $275,000 for 2018 and $280,000 for 2019). At the present time, the only executive designated by the Committee as a participant in the SERP is the President and CEO, Mr. Rechin. FMC contributes 12% of his annual compensation, including his base salary and his cash incentive pay, to the SERP. The Committee established this percentage after consulting with Mercer Human Resource Consulting (“Mercer”), which assisted the Committee in designing the Plan. Assuming Mr. Rechin continues to be employed by the Company until age 65, this contribution is intended to provide an income replacement ratio of approximately 35%, based on a 7% return on the Plan’s investments. Mercer advised the Committee that this income replacement ratio would provide retirement benefits to Mr. Rechin that are comparable to those paid to executives holding similar positions at peer companies in the financial services industry. Mr. Rechin’s benefit under the SERP is subject to a five year “cliff” vesting provision. He is not permitted to make employee contributions.

The Company contributed $200,892 to the SERP for 2018 on Mr. Rechin’s behalf. See the Nonqualified Deferred Compensation in 2018 Table on page 39. The SERP contribution is included in Mr. Rechin’s compensation in the column headed “All Other Compensation” in the Summary Compensation Table on page 34.

2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)

The EDCP is a nonqualified deferred compensation plan that FMC established in 2011. Under the EDCP, participants who are designated by the Compensation and Human Resources Committee have the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the EDCP) in excess of the maximum annual salary deferrals permitted under the §401(k) Plan ($18,500 for 2018 and $19,000 for 2019). Participants over age 50 may also make “catch up” contributions of up to $6,000 for both years. The maximum amount that a participant may defer under the EDCP is 75% of compensation, less any amounts deferred under the §401(k) Plan. FMC may also match participant deferrals at the rate of 50% of the deferrals up to a maximum of 6% of compensation (using the §401(k) Plan definition without the Code §401(a)(17) limit), and it may also make supplemental contributions. The Company also credits a participant’s account under the EDCP with nonelective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and nonelective contributions are 100% vested at all times, while matching contributions vest after five years and supplemental contributions vest after three years or, if earlier, upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The Committee has delegated its authority to designate participants in the EDCP to the President and CEO, Mr. Rechin, subject to annual review by the Committee of the list of participants.

Mr. Rechin, Mr. Hardwick and Mr. Stewart were the NEOs who participated in the EDCP in 2018, as the Nonqualified Deferred Compensation in 2018 Table on page 39 shows. Their contributions to the Plan were either deferrals by the NEOs or nonelective contributions equal to deferred amounts that were refunded to the NEOs in 2018 under the §401(k) Plan, or both; and FMC’s contributions were all nonelective contributions equal to matching contributions that were refunded to the NEOs in 2018 under the §401(k) Plan. Their total contributions were as follows:

Mr. Rechin - participant contributions of $2,257
Mr. Hardwick - participant contributions of $2,132 and FMC contributions of $99
Mr. Stewart - participant contributions of $2,299

CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS

FMC has change of control agreements with the NEOs and certain other senior management employees because it believes these agreements promote the interests of the Company and its shareholders by providing them a financial incentive to remain with the Company and continue to act in the Company’s and the shareholders’ best interests in the event of a proposed acquisition or change of control situation in which they might otherwise decide to terminate employment due to the uncertainties of their own circumstances. The change of control agreements are “double trigger” agreements, meaning that severance benefits are payable to the executive only if: (1) a change of control occurs; and (2) the executive’s employment is terminated or constructively terminated following the change of control. The agreements provide that this termination must occur within 24 months following the change of control in order for the agreement to apply and benefits to be payable. No benefits are payable in the event of an executive’s voluntary retirement, death, disability or termination for cause. The definitions of “change of control” and “constructive termination” are set forth on page 41, in the narrative accompanying the Change of Control Agreements Table. The agreements also define “termination for cause.” Payments under the change of control agreements are calculated as a multiple of the sum of the executive’s annual base salary at the time of receiving notice of termination and the largest annual cash incentive payment received by the executive under the SMICP during the two years preceding the date of termination. For 2018, this multiple was 2.99 for Mr. Rechin, Mr. Hardwick, Mr. Stewart and Mr. Martin, and 1.50 for Mr. Fluhler.

The change of control agreements cover only a few employees and represent a relatively small percentage of FMC’s market capitalization; therefore, the Compensation and Human Resources Committee and the Board do not believe that their existence would discourage any proposed acquisition of the Company. The agreements were not executed in response to an effort to acquire control of the Company, and the Board is not aware of any such effort.

Except for the change of control agreements, the Company does not have employment or other severance agreements with any of the NEOs. Under Indiana law, the NEOs are deemed to be “at will” employees.

MITIGATION OF RISKS

In designing and implementing the executive compensation plans, FMC makes all reasonable efforts to ensure that the plans do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary and excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings of the Company to enhance the compensation of any executive. The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company; however, the Compensation and Human Resources Committee has the primary responsibility for overseeing the management of compensation plan risks. The two Committees share continuing responsibility for monitoring risk exposure to assure that it remains within established limits and that significant risk exposures are brought to the attention of the full Board.

Compensation plan risks are mitigated in a number of ways. They include the following:

•	Executive compensation is a mix of cash and equity, fixed and variable compensation, and annual and long-term incentives.

•
The SMICP, the nonequity incentive compensation plan covering the NEOs and other management employees, caps the NEOs’ incentive award payouts at 200% of target for the earnings per share metric, and less for other metrics.

•	The SMICP has tiered goals and award levels, with narrower bands or increments, not “all or nothing” goals or larger bands or increments.

•	The SMICP has a “clawback” provision under which the Company may recover a payment made to an executive officer if the payment is based on a materially inaccurate financial statement.

•	The Company has a written policy prohibiting senior managers from engaging in hedging or short sales of FMC stock and from pledging their shares as collateral for a loan.

•	The LTEIP, the equity incentive plan covering the NEOs and other management employees, provides that restricted stock awards will not vest for three years.

•	The LTEIP also provides that executive officers must hold approximately 25% of the shares awarded to them under the Plan until their death, retirement, termination of employment, or change of control.

•	The LTEIP also states that executive officers are expected to acquire and hold FMC stock at least equal to their then current annual salary within six years of commencing participation in the Plan.

•	The Company does not have employment or severance agreements with its NEOs, thus avoiding multi-year guaranteed employment terms.

•	None of FMC’s compensation programs include tax gross-ups, single trigger change of control agreements, or extravagant executive perquisites.

•	The Company periodically engages a compensation consultant to review FMC’s executive salaries and compensation programs to ensure they are competitive but not overly generous.

•
The Company has an Ethics and Integrity Policy, monitored by the Audit Committee, under which employees and others may raise concerns regarding accounting, internal controls, or auditing matters. It includes the option to anonymously report conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company.

Based on these risk mitigation undertakings, the Compensation and Human Resources Committee does not believe that the risks arising from FMC’s compensation policies and practices for its executive employees are reasonably likely to have a material adverse effect on the Company within the scope of Item 402(s) of SEC Regulation S-K.

SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2018 ANNUAL MEETING

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company held a separate shareholder advisory vote at the 2018 Annual Meeting on a resolution to approve the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the 2018 proxy statement. Of the shares that were voted, 32,953,549 (95.40%) were voted in favor of the resolution, 1,368,851 (3.96%) were voted against the resolution, and 219,992(0.63%) abstained. The Compensation and Human Resources Committee considered these results at its first meeting following the vote and concluded that the vote showed that the shareholders supported the Company’s executive compensation policies and programs. The Committee did not make any significant changes in 2018 to the executive compensation policies and programs on the basis of this advisory vote.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information concerning the NEOs’ 2016, 2017, and 2018 compensation:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

Michael C. Rechin	2016	$516,971	$351,150	$372,219	—	$171,362	$1,411,702
President and Chief	2017	532,867	606,600	543,524	—	221,570	1,904,561
Executive Officer	2018	548,853	729,750	517,019	—	251,279	2,046,901

Mark K. Hardwick	2016	333,531	222,395	173,905	$6,534	31,897	768,262
Executive Vice President,	2017	359,485	384,180	275,006	12,879	36,060	1,067,610
Chief Operating Officer,	2018	372,206	462,175	262,964	—	40,953	1,138,298
and Chief Financial Officer

Michael J. Stewart	2016	309,914	210,690	148,759	—	31,681	701,044
Executive Vice President	2017	322,505	363,960	219,304	—	35,527	941,296
and Chief Banking Officer	2018	334,110	437,850	236,049	—	39,870	1,047,879

John J. Martin	2016	249,167	175,575	119,600	—	26,595	570,937
Executive Vice President and	2017	258,957	303,300	176,091	—	29,762	768,110
Chief Credit Officer	2018	267,664	364,875	168,093	—	34,131	834,763

Stephan H. Fluhler	2016	210,244	28,092	73,606	3,487	15,255	330,684
Senior Vice President and	2017	227,345	161,760	111,444	6,743	20,459	527,751
Chief Information Officer	2018	238,680	194,600	101,118	—	21,847	556,245

(1)
A discussion of the assumptions used in calculating these values is contained in Note 19 to the 2018 audited financial statements, on page 91 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
The amounts shown in the Nonequity Incentive Plan Compensation column are payments under the SMICP for performance in the years indicated. However, the NEOs received these payments in March of the following year. None of the NEOs received a bonus for 2016, 2017 or 2018 except for these payments under the SMICP.

(3)
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for Mr. Hardwick and Mr. Fluhler are the changes in the actuarial present value of their frozen benefits under the Pension Plan for the years indicated. The present value of Mr. Hardwick's and Mr. Fluhler's benefits decreased by $10,137 and $5,149, respectively, in 2018. SEC rules require that negative earnings be shown as $0 in the Summary Compensation Table. Mr. Rechin, Mr. Stewart and Mr. Martin have not participated in any Company-sponsored defined benefit plan or other actuarial pension plan. No NEO received above-market or preferential earnings on deferred compensation for 2016, 2017, or 2018.

(4)	The amounts shown in the All Other Compensation column include the following for the years indicated:

Mr. Rechin

•	§401(k) Plan FMC matching contributions of $11,925 (2016), $12,150 (2017), and $12,375 (2018)

•	Additional §401(k) Plan FMC contributions of $5,300 (2016), $5,300 (2017), and $5,500 (2018)

•	FMC contributions to the SERP of $134,791 (2016), $178,488 (2017), and $200,892 (2018)

•	Reinvested dividends on restricted stock awards valued at $19,346 (2016), $25,632 (2017), and $32,512 (2018)

Mr. Hardwick

•	§401(k) Plan FMC matching contributions of $11,925 (2016), $12,150 (2017), and $12,375 (2018)

•	Additional §401(k) Plan FMC contributions of $5,300 (2016), $5,300 (2017), and $5,500 (2018)

•	Reinvested dividends on restricted stock awards valued at $14,672 (2016), $18,610 (2017), and $23,078 (2018)

Mr. Stewart

•	§401(k) Plan FMC matching contributions of $11,925 (2016), $12,150 (2017), and $12,375 (2018)

•	Additional §401(k) Plan FMC contributions of $5,300 (2016), $5,300 (2017), and $5,500 (2018)

•	Reinvested dividends on restricted stock awards valued at $14,456 (2016), $18,077 (2017), and $21,995 (2018)

Mr. Martin

•	§401(k) Plan FMC matching contributions of $11,925 (2016), $12,150 (2017), and $12,375 (2018)

•	Additional §401(k) Plan FMC contributions of $5,300 (2016), $5,300 (2017), and $5,500 (2018)

•	Reinvested dividends on restricted stock awards valued at $9,370 (2016), $12,312 (2017), and $16,256 (2018)

Mr. Fluhler

•	§401(k) Plan FMC matching contributions of $8,336 (2016), $12,150 (2017), and $10,122 (2018)

•	Additional §401(k) Plan FMC contributions of $5,287 (2016), $5,300 (2017), and $5,500 (2018)

•	Reinvested dividends on restricted stock awards valued at $1,634 (2016), $3,009 (2017), and $6,225 (2018)

No NEO received perquisites for 2016, 2017, or 2018 with a total value of more than $10,000, which is the threshold amount under Item 402(c)(2)(ix) of SEC Regulation S-K for reporting perquisites in the Summary Compensation Table.

The Company does not have employment agreements with any of the NEOs.

RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Michael C. Rechin, our Chief Executive Officer (“CEO”).
To determine the median employee, we reviewed our entire employee population as of November 30, 2018. The employee population totaled 1,805 employees after omitting the CEO. We have no employees outside of the U.S., so no adjustments were made to the employee population on that basis.

We used the combination of base salary, overtime, and annual incentive compensation as our consistently applied compensation measure. Compensation was annualized to the end of the fiscal year, including annualizing the pay of permanent employees hired in 2018, as allowed under the ratio rule. Using this methodology, we directly identified our median employee and then determined the median employee’s total compensation at the end of our fiscal year using the Summary Compensation Table items as reflected on page 34. The amount of that compensation was $42,536. The amount of our CEO’s 2018 total compensation (as reflected on page 34) was $2,046,901. Based on this information, and consistent with Item 402(u) of SEC Regulation S-K, the ratio of our CEO’s total annual compensation to that of the median employee is 48:1.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning all of the grants of plan-based awards made to the NEOs for 2018. The nonequity incentive plan awards were made under the SMICP, and the stock awards were grants of restricted stock made under the LTEIP. No stock option awards were made to any of the NEOs for 2018. The SMICP and the LTEIP are described in the Compensation Discussion and Analysis, on pages 22-41.

GRANTS OF PLAN-BASED AWARDS FOR 2018

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum
Michael C. Rechin	--	$0	$329,312	$658,624

	8/16/18				15,000	$729,750

Mark K. Hardwick	--	0	167,493	334,986

	8/16/18				9,500	462,175

Michael J. Stewart	--	0	133,644	267,288

	8/16/18				9,000	437,850

John J. Martin	--	0	107,066	214,132

	8/16/18				7,500	364,875

Stephan H. Fluhler	--	0	71,664	107,496

	8/16/18				4,000	194,600

(1)
The amounts shown in the Estimated Future Payouts under Nonequity Incentive Plan Awards column were the range of payouts to the NEOs for targeted performance for 2018 under the SMICP. The payments made to the NEOs for 2018 performance under the SMICP are shown in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table on page 34.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning unexercised stock options, stock awards that have not vested, and equity incentive plan awards for each of the NEOs outstanding as of the end of the Company’s 2018 fiscal year.

OUTSTANDING EQUITY AWARDS AT END OF 2018 FISCAL YEAR

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Michael C. Rechin				46,389	$1,589,751

Mark K. Hardwick				33,426	1,145,509

Michael J. Stewart				31,880	1,092,528

John J. Martin				23,194	794,858

Stephan H. Fluhler	500	9.20	2/11/21	9,421	322,858

(1)	None of the NEOs had option awards that were not vested at the end of the 2018 fiscal year.

(2)	The vesting dates of the stock awards that had not vested at the end of the 2018 fiscal year are:

Mr. Rechin

15,792 shares will vest on March 7, 2019
15,433 shares will vest on July 31, 2020
15,164 shares will vest on August 16, 2021

Mr. Hardwick

10,001 shares will vest on March 7, 2019
4,047shares will vest on October 27, 2020
9,774 shares will vest on July 31, 2020
9,604 shares will vest on August 16, 2021

Mr. Stewart

9,475 Shares will vest on March 7, 2019
4,047 shares will vest on October 27, 2020
9,260 shares will vest on July 31, 2020
9,098 shares will vest on August 16, 2021

Mr. Martin

7,896 shares will vest on March 7, 2019
7,716 shares will vest on July 31, 2020
7,582 shares will vest on August 16, 2021

Mr. Fluhler

1,263 shares will vest on March 7, 2019
4,115 shares will vest on July 31, 2020
4,043 shares will vest on August 16, 2021

(3)
The market value of the stock awards that had not vested at the end of the 2018 fiscal year was computed by multiplying the closing market price of FMC’s stock on December 31, 2018 ($34.27/share) by the number of shares that had not vested.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning each exercise of a stock option and each vesting of a stock grant, including restricted stock and restricted stock units, during FMC’s 2018 fiscal year for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED DURING 2018

Name	Option Awards			Stock Awards
	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Michael C. Rechin				14,128	$604,820
Mark K. Hardwick				8,435	361,102
Michael J. Stewart	1/14/18	6,000	112,560	8,435	361,102
John J. Martin				6,326	270,816
Stephan H. Fluhler				1,054	45,122

(1)
The value realized on exercise was computed by multiplying the number of shares acquired on exercise by the difference between the market value of the shares and the exercise price on the exercise date. The shares Mr. Stewart acquired on January 14, 2018, had a market value of $44.20 and exercise price of $25.44

(2)
The vesting date for each of the stock awards was February 26, 2018. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($42.81/share) on the vesting date.

PENSION BENEFITS TABLE

The following table provides information concerning the Pension Plan with respect to each of the NEOs as of December 31, 2018.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Michael C. Rechin	N/A	N/A	N/A	N/A
Mark K. Hardwick	FMC Retirement Pension Plan	7.32	$58,485	0
Michael J. Stewart	N/A	N/A	N/A	N/A
John J. Martin	N/A	N/A	N/A	N/A
Stephan H. Fluhler	FMC Retirement Pension Plan	4.76	$32,741	0

(1)
Mr. Rechin, Mr. Stewart and Mr. Martin are not participants in the Pension Plan, because they were not employed by the Company on March 1, 2005, when the Pension Plan was frozen. Mr. Hardwick and Mr. Fluhler are participants in the Pension Plan, but their benefits were frozen, effective March 1, 2005, because they had not yet attained age 55 and accrued 10 years of credited service as of that date. Their years of credited service under the plan are one fewer than their number of actual years of service with the Company when the Plan was frozen. Neither Mr. Hardwick nor Mr. Fluhler is currently eligible for normal or early retirement under the Pension Plan.

(2)
The assumptions used in calculating the present value of accumulated benefits are discussed in Note 20 to FMC’s 2018 audited financial statements, on page 93 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Pension Plan is a tax-qualified Code §401(a) defined benefit pension plan. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially-equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen, effective March 1, 2005, are determined under the formula described above, based on their average final compensation as of that date, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has two nonqualified deferred compensation plans - the SERP (established in 2006) and the EDCP (established in 2011). The following table shows the dollar amounts of contributions, earnings, withdrawals, distributions and the aggregate balances of the NEOs’ deferred benefit accounts under the SERP and/or the EDCP as of December 31, 2018.

NONQUALIFIED DEFERRED COMPENSATION IN 2018

Name	Plan Name(1)	Executive Contributions in Last Fiscal Year(2)(3)	Company's Contributions in Last Fiscal Year(2)(3)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Michael C. Rechin	SERP	$0	$200,892	$(1,541)	0	$1,431,478

Michael C. Rechin	EDCP	2,257	0	(625)	0	11,283

Mark K. Hardwick	EDCP	2,132	99	(14,395)	0	118,502

Michael J. Stewart	EDCP	2,229	0	583	0	36,614

John J. Martin	EDCP	0	0	0	0	0

Stephan H. Fluhler	EDCP	0	0	0	0	0

(1)	The “SERP” is the First Merchants Corporation Defined Contribution Supplemental Executive Retirement Plan; and the “EDCP” is the First Merchants Corporation 2011 Executive Deferred Compensation Plan.

(2)
Mr. Rechin is currently the only participant in the SERP. No amount is shown for Mr. Rechin in the Executive contributions in last fiscal year column for the SERP because participants may not make contributions to their accounts under that Plan. The amount shown for Mr. Rechin in the Company contributions in last fiscal year column for the SERP is the amount, equal to 12% of Mr. Rechin’s compensation, credited by the Company to his deferred benefit account for 2018 (but paid in early 2019). This amount is also reported as compensation to Mr. Rechin in the Summary Compensation Table on page 34, in the column headed “All Other Compensation.”

(3)
Mr. Rechin, Mr. Hardwick and Mr. Stewart participated in the EDCP in 2018. The EDCP also has other participants besides the NEOs. The amounts shown for the NEOs in the Executive contributions in last fiscal year column for the EDCP were either amounts deferred by the NEOs in 2018 or nonelective contributions equal to deferred amounts that were refunded to the NEOs in 2018 under the §401(k) Plan, or both. The amounts shown for the NEOs in the Company’s contributions in last fiscal year column for the EDCP were nonelective contributions equal to matching contributions that were refunded to the NEOs in 2018 under the §401(k) Plan. These matching contributions were reported as compensation to the NEOs in the Summary Compensation Table in the proxy statement for the 2018 annual meeting of shareholders.

The SERP and the EDCP are unfunded, and benefits payable under these Plans depend solely on the unsecured promise of the Company. The Company has established a “rabbi” trust (“Trust”), with the First Merchants Private Wealth Advisors division of its subsidiary, First Merchants Bank, as the trustee. The Company makes annual contributions to the Trust to help pay its liabilities under the SERP and the EDCP. However, the SERP and EDCP participants have no preferred claim on, or any beneficial ownership interest in, the assets of the Trust. The Company may make investment options available to a participant but is under no obligation to invest its contributions according to the option selected. The actual investment returns for a participant’s account may differ from the returns on the investments requested by the participant. A participant may request changes in the investment options daily, by submitting written investment allocation requests to the trustee. The SERP and the EDCP are operated in compliance with Code §409A.

The SERP provides additional retirement benefits to key executive employees designated by the Compensation and Human Resources Committee whose benefits under the §401(k) Plan are restricted due to the annual compensation limit for qualified plans under §401(a)(17) of the Code ($270,000 for 2017, $275,000 for 2018, and $280,000 for 2019). Under the SERP, the Company annually credits a percentage, as determined by the Committee, of a participant’s compensation (basically, salary plus nonequity incentive pay) for the plan year to a deferred benefit account established for the participant. To be eligible for such a credit, a participant must have made contributions to the §401(k) Plan sufficient to be entitled to receive the maximum matching employer contributions for the year. Participants may not make contributions to their accounts under the SERP. A participant’s interest in his or her deferred benefit account under the SERP vests upon the earliest of the participant’s death, disability, involuntary termination (except for cause), a change of control of the Company (as defined in the change of control agreements), or after five years of participation in the plan. The account balance, adjusted for investment gain or loss, is payable in 36 monthly installments following the participant’s death, disability or separation from service (the initial payment is delayed six months and made retroactively if made on account of the participant’s separation from service).

The EDCP gives eligible salaried employees the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the plan) in excess of the maximum annual deferrals permitted under the §401(k) Plan. The maximum deferral under the §401(k) Plan was $18,500 for 2018 and $19,000 for 2019. Participants over age 50 could also make “catch up” contributions of up to $6,000 for both years. The EDCP provides that eligible participants are to be designated by the Compensation and Human Resources Committee. However, the Committee has delegated this authority to Mr. Rechin, for participants other than himself, subject to annual review by the Committee of the list of participants. The maximum amount that a participant can defer under the EDCP is 75% of his or her compensation, less any amounts deferred under the §401(k) Plan. FMC may also credit matching contributions to a participant’s account equal to 50% of the participant’s deferrals up to 6% of compensation, and it may credit a participant’s account with supplemental contributions. In addition, the Company will credit a participant’s account with nonelective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and nonelective contributions under the EDCP are 100% vested at all times, while matching contributions vest after five years, and supplemental contributions vest after three years. All amounts credited to a participant’s account vest upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The terms “deferrals” and “contributions” in the EDCP are for ease of reference; they are actually only credits to participants’ accounts under the plan. A participant may designate the date account balances will be distributed, or commence to be distributed, under the EDCP (so long as the date is at least two years following the beginning of the plan year for which the first deferral under the plan is made), and whether distribution will be made in a lump sum or installments (the initial payment to certain key executives, including the NEOs, is delayed six months and made retroactively if made on account of the participant’s separation from service). If a participant dies, becomes disabled, or experiences an unforeseeable emergency (as defined in the EDCP), his or her benefit will be distributable in a lump sum within 90 days of the event. In the event of a change of control (as defined in the regulations under Code Section 409A), a participant’s benefit will be distributed in a lump sum on the date of the change of control.

CHANGE OF CONTROL AGREEMENTS TABLE

The Company does not have an employment or severance agreement with any of the NEOs.

FMC has a “double trigger” change of control agreement with each of the NEOs that, in general, would provide for a severance payment to the NEO in the event of a change of control of the Company that is followed by a termination or constructive termination of the NEO’s employment within 24 months after the change of control. A "change of control" is defined as an acquisition by any person of 25% or more of FMC’s voting shares, a change in the makeup of a majority of the Board over a 24‑month period, a merger of FMC in which the shareholders before the merger own 50% or less of the Company’s voting shares after the merger, or approval by FMC’s shareholders of a plan of complete liquidation of FMC or an agreement to sell or dispose of substantially all of the Company’s assets. A "constructive termination" is defined as a significant reduction in duties, compensation or benefits or a relocation of the NEO’s office outside the area described in the agreement, unless agreed to by the NEO. No payment would be made under the agreement if the termination was for “cause” (as defined in the change of control agreement) or if the termination was because of the NEO’s death, disability or voluntary retirement, or if the NEO voluntarily terminated employment (unless due to constructive termination).

If the two triggering events occur, the agreement provides that the NEO would be entitled, in addition to base salary and incentive compensation accrued through the date of termination, to payment from the Company, or its successor in the event of a purchase, merger or consolidation, of a lump sum severance payment in an amount determined by multiplying the sum of the NEO’s annual base salary as in effect on the date the NEO receives notice of termination and the largest cash incentive plan payment received by the NEO under the SMICP during the two years preceding the date of termination, by the percentage set forth in the agreement (299% for Mr. Rechin, Mr. Hardwick, Mr. Stewart and Mr. Martin, and 150% for Mr. Fluhler). In such event, the NEO’s outstanding stock options would be canceled; and, in lieu thereof, the NEO would receive a lump sum amount equal to the bargain element value of these options, if any. The restrictions on any shares of restricted stock held by the NEO when the two triggering events occurred would also lapse, and the NEO’s unvested benefits under the nonqualified deferred compensation plans would vest. The NEO would also be entitled to outplacement services, reasonable legal fees and expenses incurred as a result of the termination, and life, disability, accident and health insurance coverage until the earlier of two years following the date of termination or the NEO’s 65th birthday. The insurance coverage would be similar to what the NEO was receiving immediately prior to the notice of termination, and the Company would pay the same percentage of the cost of such coverage as it was paying on the NEO’s behalf on the date of such notice.

The following table shows the lump sum severance payment amounts that would have been payable to the NEOs under the change of control agreements if both of the triggering events had occurred on December 31, 2018. The table also shows the bargain element values of the NEOs’ outstanding stock options on that date and the estimated values of their life, disability, accident and health insurance coverages for two years following that date.

CHANGE OF CONTROL AGREEMENTS

Name	Multiplier	Severance Benefit Amount	Bargain Element Values of Outstanding Stock Options	Estimated Values of Insurance Coverages for Two Years
Michael C. Rechin	299%	$3,273,593	—	$34,700

Mark K. Hardwick	299%	1,940,982	—	33,426

Michael J. Stewart	299%	1,659,931	—	34,700

John J. Martin	299%	1,330,720	—	31,632

Stephan H. Fluhler	150%	527,875	12,535	12,974

The change of control agreements were not entered into in response to any effort to acquire control of the Company, and the Board is not aware of any such effort.

VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company annually includes, in association with its Annual Meeting, a separate, nonbinding resolution subject to shareholder advisory vote to approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the proxy statement.

The Company’s executive compensation policies and programs are designed to link the interests of the NEOs and the other shareholders by aligning the NEOs’ pay and other financial incentives with the Company’s and their own individual long-term and short-term performance and by increasing their ownership of the Company’s stock. The material elements of these programs are discussed in the Compensation Discussion and Analysis.

At the 2018 Annual Meeting, shareholders voted 95.40% of the shares to approve the NEOs’ compensation. Only 3.98% of the shares were voted against approval, and 0.63% of the shares abstained. The Board and the Compensation and Human Resources Committee considered these results and have concluded that the shareholders support a continuation of the Company’s existing executive compensation policies and programs. The Committee did not make any significant changes in 2018 to the previous year’s policies and programs.

We are again asking our shareholders to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed and discussed in the Compensation Discussion and Analysis, the compensation tables, and related material in Section VII of this proxy statement, entitled “Compensation of Named Executive Officers,” on pages 22-41. Shareholders are encouraged to consider this information prior to voting on the resolution. While this vote is nonbinding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding whether to continue the existing executive compensation philosophy and programs or to make significant changes in the future.

After the upcoming vote in association with the 2019 Annual Meeting, the next following shareholder advisory vote to approve the compensation of the Company’s NEOs will occur in association with the 2020 Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE COMPENSATION TABLES AND ANY RELATED MATERIAL IN THE PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS.

VOTING ITEM 3: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN

On February 28, 2019, the Board adopted the First Merchants Corporation 2019 Long-Term Equity Incentive Plan (the “2019 LTEIP”), subject to shareholder approval. The 2019 LTEIP is intended to serve as the successor to the 2009 Long-Term Equity Incentive Plan (the “2009 LTEIP”). As of March 1, 2019, there were approximately 420,662 shares of our common stock subject to outstanding awards under the 2009 LTEIP (76,300 shares that are to be issued upon exercise of stock options and 344,362 shares of restricted stock). As of such date, there were approximately 20,747 shares of our common stock reserved and available for future awards under the 2009 Plan. However, no additional awards of restricted stock or stock options may be made under the 2009 LTEIP after May 5, 2019.

The 2019 LTEIP has been designed to promote the interests of First Merchants and its shareholders by providing stock-based incentives to participating employees who are expected to contribute materially to the success of the Company and its subsidiaries. The 2019 LTEIP provides a means of rewarding employee performance while encouraging participants to own First Merchants stock. First Merchants believes the 2019 LTEIP will assist its efforts to attract and retain quality employees. The 2019 LTEIP will be effective upon approval by the shareholders of First Merchants.

The summary below of the key features of the 2019 LTEIP is subject to the specific provisions contained in the full text of the 2019 LTEIP set forth in Appendix A.

IMPORTANT GOVERANCE FEATURES AND PRATICES

The 2019 LTEIP includes numerous provisions that the Compensation and Human Resources Committee and the Board of Directors believe promote best practices by reinforcing the alignment between equity compensation arrangements for officers and employees with the interests of shareholders. Those provisions include, but are not limited to, the following:

Feature/Practice	Description
Plan Duration	The 2019 LTEIP will terminate on May 9, 2024 (which is five (5) years from its effective date), unless terminated earlier by the Board.
No Repricing or Cash Buyouts Without Shareholder Approval
Without shareholder approval, no stock option may be (i) amended to decrease the exercise price, (ii) cancelled in exchange for a new option with a lower exercise price, or (iii) purchased by First Merchants for cash if the current fair market value of the common shares underlying the stock option is lower than the exercise price per share of the stock option, except in connection with a recapitalization, stock split, stock dividend or similar event.

No Liberal Share Recycling
We do not allow shares of common stock to be added back to the 2019 LTEIP reserve for future grants in the following circumstances: (i) shares tendered as payment for a stock option exercise price; (ii) shares withheld to cover taxes; (iii) shares that have been repurchased by First Merchants using stock option exercise proceeds; and (iv) stock-settled awards where only the actual shares delivered with respect to an award are counted against the 2019 LTEIP reserve.

Minimum Vesting Requirement	The 2019 LTEIP will require a one-year minimum vesting period for each award, subject to accelerated vesting in the case of death, disability or a change of control of First Merchants.
Limitations on Accelerated Vesting
As discussed above and below, vesting will be accelerated in the case of death, disability and a change of control (subject to the double trigger requirement). The Compensation and Human Resources Committee may not otherwise accelerate vesting.

No Liberal Change in Control Definition
“Change of Control” under the 2019 LTEIP includes the following events: (i) acquisition of thirty percent (30%) or more of the combined voting power of First Merchants outstanding securities; (ii) a change of a majority of the members of the Board were not directors of First Merchants for at least the twenty-four (24) preceding months; (iii) consummation of a merger or consolidation of First Merchants with any other corporation, other than where First Merchants is the surviving entity; or (iv) a complete liquidation or a sale or disposition of all or substantially all of First Merchants' assets.

Double Trigger Change in Control Vesting
In general, a Change of Control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of a “constructive termination” within two years following a change in control.

Clawback	Awards will be subject to recovery or “clawback” by First Merchants if the grant of the award was based on materially inaccurate financial statements.
No Tax Gross-Ups	The 2019 LTEIP does not provide for any tax gross-ups.
Material Amendments Require Shareholder Approval
We must obtain shareholder approval for material plan changes, including increasing the number of shares authorized for issuance, materially modifying participation requirements, and changing the restrictions on repricing.

Independent Administration
The 2019 LTEIP is administered by our Compensation and Human Resources Committee, which is composed entirely of “independent directors” within the meaning of NASDAQ requirements and “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

No Evergreen Provision	The 2019 LTEIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2019 LTEIP.
No Automatic Grants or Reload Grants	The 2019 LTEIP does not provide for “reload” or other automatic grants to any participant.
No Hedging or Pledging by Directors and Officers
First Merchants prohibits its directors and officers from engaging in short sales or hedging against a possible decrease in the market value of First Merchants stock. First Merchants also prohibits directors and officers from pledging their shares as collateral for loans.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information relating to outstanding equity awards and shares available for future awards under the 2009 LTEIP as of March 1, 2019 (and without giving effect to approval of the 2019 LTEIP under this Proposal):

2009 LTEIP
Total shares underlying outstanding stock options	76,300
Weighted-average exercise price of outstanding stock options	$12.40
Weighted-average remaining contractual life of outstanding stock options	2.86
Total shares underlying outstanding unvested full value awards (RSAs)	344,362
Weighted-average grant date fair value of outstanding unvested full value awards (RSAs)	$36.80
Total shares currently available for grant	20,747

SUMMARY OF THE 2019 LTEIP

Administration of the 2019 LTEIP; Term and Termination. The Compensation and Human Resources Committee will administer the 2019 LTEIP. The Committee is composed entirely of "independent directors" as defined under the NASDAQ Listing Rules and "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the authority, subject to the terms of the 2019 LTEIP, to: (i) select the employees who will receive awards, (ii) grant awards, (iii) determine the types and sizes of awards to be granted to employees, (iv) determine the terms, conditions, vesting periods (subject to the minimum vesting requirements), and restrictions applicable to awards, (v) adopt, alter, and repeal administrative rules and practices governing the 2019 LTEIP, (vi) interpret the terms and provisions of the 2019 LTEIP and any awards granted under the 2019 LTEIP, (vii) prescribe the forms of any award agreements or other instruments relating to awards, and (viii) otherwise supervise the administration of the 2019 LTEIP. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to awards granted to employees who are not officers of First Merchants.

The 2019 LTEIP will continue until May 9, 2024, after which no awards may be issued under the 2019 LTEIP. However, the Board may suspend or terminate the 2019 LTEIP at any time or make such amendments to the 2019 LTEIP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if required to satisfy NASDAQ Stock Market Rules or any applicable federal or state law or regulation.

Stock Available under the 2019 LTEIP. The aggregate number of shares of First Merchants common stock available for grants of awards under the 2019 LTEIP in a fiscal year is equal to the sum of (i) 1% of the number of common shares outstanding as of the last day of First Merchants’ prior fiscal year, plus (ii) the sum of: (1) the number of shares that were available for grants of awards but not granted under the 2019 LTEIP in any previous fiscal year; and (2) the number of shares that were reacquired by First Merchants during the immediately preceding fiscal year as the result of the forfeiture of awards and/or the termination or cancellation of awards that were not exercised or did not vest, subject to share recycling provisions discussed below. However, in no event will the number of shares available for grants of awards in any fiscal year exceed 1½% of the number of common shares outstanding as of the last day of the prior fiscal year. In addition, the aggregate number of common shares that may be subject to awards granted under the 2019 LTEIP in any fiscal year shall be limited to 250,000 (resulting in a maximum aggregate of 1,250,000 common shares over the life of the 2019 LTEIP), as adjusted pursuant to the “Adjustments” paragraph below. The aggregate number of common shares that may be issued under the 2019 LTEIP upon the exercise of incentive stock options, as described in the 2019 LTEIP and under Internal Revenue Code Section 422, is 1,200,000, subject to the “Adjustments” paragraph below.

The aggregate market value of the shares of First Merchants common stock that would be available for the grant of awards under the 2019 LTEIP is not determinable. However, based on the market price of First Merchants common stock as of March 1, 2019, the shares that would be available for the grant of awards in a fiscal year under the 2019 LTEIP had an aggregate market value of $10,272,500.

Adjustments. In the event of a change in First Merchants’ common stock through merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in First Merchants’ corporate structure, the Compensation and Human Resources Committee is authorized to adjust the number and class(es) of shares that may be issued under the 2019 LTEIP, the aggregate number of shares that may be issued under the 2019 LTEIP upon the exercise of incentive stock options, the number and class(es) of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of shares and other value determinations applicable to outstanding awards, as appropriate.

Eligibility. Employees of First Merchants and its subsidiaries selected by the Compensation and Human Resources Committee to participate in the 2019 LTEIP are eligible to receive restricted stock and stock option awards. While the total number of employees who will be eligible to receive awards under the 2019 LTEIP is not determinable, the Committee made awards under the existing long-term equity incentive plan, which this Plan is intended to replace, to 79 employees of First Merchants and its subsidiaries (including each of the NEOs) on August 16, 2018.

Types of Awards. The awards under the 2019 LTEIP may consist of restricted stock, “incentive stock options” as defined in Internal Revenue Code Section 422 and the regulations thereunder, and/or non-qualified stock options. Awards may be granted singly or in combination or tandem with other awards. They may also be granted in replacement of, or in substitution for, other awards granted by First Merchants, whether or not such other awards were granted under the 2019 LTEIP. The Compensation and Human Resources Committee has the authority, subject to the terms of the 2019 LTEIP, to select the employees who will receive awards and to determine the types and amounts of the awards and the terms, conditions and restrictions applicable thereto. In general, participants may not transfer or assign awards granted under the 2019 LTEIP other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Incentive stock options may only be awarded to employees. The exercise price for incentive stock options must be not less than the fair market value of the shares (the closing price as recorded by NASDAQ) on the date of the grant (110% of the fair market value for 10% shareholders). Incentive stock options cannot be exercisable for longer than 10 years after the date of the grant (5 years for 10% shareholders). The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all such plans of First Merchants and its affiliated companies cannot exceed $100,000. Incentive stock options may only be transferred or assigned by will or pursuant to the laws of descent and distribution.

Payment of Exercise Price and Tax Withholding Obligation. In general, the Committee may permit a participant to pay the exercise price for a stock option and/or the participant’s tax withholding obligation associated with an award in cash, by the transfer of shares of First Merchants common stock, by the surrender of all or part of an award (except for incentive stock options), or by a combination of these methods.

Participant’s Retirement, Death, Disability or Other Termination of Employment. In general, if a participant retires, terminates employment due to disability (as defined in the 2019 LTEIP) or dies, he or she (or his or her executor, personal representative or beneficiary, in the case of the participant’s death) will continue to have the right to exercise all stock option awards (if entitled to do so at the time of retirement, termination due to disability or death) for the remainder of the exercise period. With certain exceptions set forth in the 2019 LTEIP, upon any other termination of employment, a participant may exercise all stock option awards (if entitled to do so at the time of termination) for a period of thirty (30) days after the date of termination. In general, incentive stock options may be exercised as such for three (3) months following retirement or for 1 year following the date of termination due to disability or death, after which they may be exercised as non-qualified stock options for the remainder of the exercise period. If a participant terminates employment due to disability or dies, all restrictions on the participant’s restricted stock awards will lapse as of the date of such termination or death. If a participant retires, his or her restricted stock awards will continue to be subject to the restrictions until they expire according to their terms. Upon any other termination of employment, a participant’s restricted stock awards will be forfeited as of the date of termination unless the restrictions have lapsed prior to such date.

Termination and Amendment. The Board may amend, suspend or terminate the 2019 LTEIP at any time, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws or regulations, then such amendment will be subject to shareholder approval. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, no stock option may be (i) amended to decrease the exercise price, (ii) canceled in exchange for a new option with a lower exercise price, or (iii) purchased by First Merchants for cash if the current Fair Market Value of the common shares underlying the stock option is lower than the exercise price per share of the stock option. Unless terminated earlier by the Board of Directors, the 2019 LTEIP shall automatically terminate at the end of the business day on May 9, 2024. No Awards may be issued under the 2019 LTEIP while it is suspended or after it is terminated.

Prohibition on Repricing. As indicated above under “Termination and Amendment” above, outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” stock option (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require shareholder approval.

Clawback. Awards granted to a participant under the 2019 LTEIP are subject to recovery or “clawback” by First Merchants if the grant of the award was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.

Minimum Vesting Requirements. Vesting periods under the 2019 LTEIP will be established by the Committee. However, the minimum vesting period of each award shall be one (1) year. The minimum vesting period of an award shall only be accelerated in the event of death or disability or as a result of a change of control (as discussed below).

Treatment of Awards upon a Change of Control. In the event of a “Change of Control” of First Merchants (as defined on the 2019 LTEIP), if within two (2) years after the effective date of the Change of Control, a participant’s employment with First Merchants or a subsidiary is terminated by the company other than for cause, death, disability or retirement (at the request of the participant) or the participant resigns on account of a “constructive termination,” then (i) all outstanding stock options will become fully exercisable as of the date of termination, and (ii) all restrictions and conditions applicable to restricted stock awards and other stock awards shall be deemed to have been satisfied as of the date of termination.

Additional Provisions Applicable to Executive Officers. The 2019 LTEIP requires executive officers to hold 25% of all “net shares” (defined as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with the award) issued to the executive officer under the 2019 LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of (i) the date of the executive officer’s death, retirement or other termination of employment, or (ii) the date of termination following a change of control. In addition, the 2019 LTEIP includes a guideline stating that executive officers who are selected as participants in the 2019 LTEIP should acquire and hold shares of First Merchants common stock equal in value to at least 100% of their then current annual salary within six (6) years after first being selected to participate in the 2019 LTEIP. However, this guideline does not constitute a condition, restriction or risk of forfeiture applicable to any award made to an executive officer under the 2019 LTEIP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEEQUENCES UNDER THE 2019 LTEIP

The following is a brief summary of federal income tax consequences to participants and First Merchants relative to the 2019 LTEIP. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a participant’s tax status.

In general, there are no federal income tax consequences to the recipient or to First Merchants upon the grant or exercise of an incentive stock option. If the recipient holds the shares purchased though the exercise of an incentive stock option for more than one (1) year after the exercise date and two (2) years after the option was granted (the “holding period”), the recipient will be eligible upon selling the shares for long-term capital gain treatment on any excess in the amount of the sale price over the option price. First Merchants will not receive an income tax deduction in the event the recipient disposes of the shares after completion of the holding period. However, if the recipient sells the shares before the expiration of the holding period, the recipient will have made a “disqualifying disposition” and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the recipient’s gain, if any, on the sale of the shares is subject to capital gains treatment. First Merchants will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

The recipient of a non-qualified stock option will realize ordinary income upon exercising the option, equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. First Merchants will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss.

In general, a recipient will not realize income on the date of an award of restricted stock, nor will First Merchants be entitled to a deduction at that time. The recipient will realize ordinary income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and First Merchants will be entitled to a corresponding income tax deduction. Dividends paid to recipients prior to the lapse of restrictions will be treated as compensation, which is taxed as ordinary income to the recipient and deductible as such by First Merchants.

The ability of First Merchants to receive an income tax deduction related to certain executive officers may be limited by Section 162(m) of the Internal Revenue Code if such compensation exceeds $1 million.

NEW PLAN BENEFITS

The 2019 LTEIP gives the Compensation and Human Resources Committee discretion to determine which executive officers and employees of First Merchants and its subsidiaries will receive awards under the 2019 LTEIP. Because of this discretion element, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all NEOs of First Merchants will receive restricted stock awards under the 2019 LTEIP. While the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2019 LTEIP had been in effect cannot be determined, see the Grants of Plan-Based Awards Table on page 36 for a description of the equity awards made to our NEOs during the year ended December 31, 2018 under our existing incentive plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of March 1, 2019 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2019 LTEIP or the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (see description on pages 54-57) and the First Merchants Corporation 2019 Employee Stock Purchase Plan (see description on pages 48-51), both of which plans are also being presented for approval at the Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	76,300	$12.40	20,747
Equity compensation plans not approved by shareholders	¯	N/A	¯
Total	76,300	$12.40	20,747

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN

The 2019 LTEIP will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting . Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN.

VOTING ITEM 4: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN

On February 28, 2019, the Board adopted the First Merchants Corporation 2019 Employee Stock Purchase Plan (the “2019 ESPP”), subject to shareholder approval. The 2019 ESPP is intended to serve as the successor to the 2009 Employee Stock Purchase Plan (the “2009 ESPP”). The purpose of the 2019 ESPP is to provide eligible employees of First Merchants and its subsidiaries the opportunity to purchase shares of First Merchants common stock through quarterly offerings at a slightly discounted price using payroll deductions. The Board believes that the 2019 ESPP will incentivize employees to purchase First Merchants stock and, therefore, participation will more closely align their interests with those of other shareholders. The 2019 ESPP is intended to qualify as an employee stock purchase plan under Internal Revenue Code Section 423. It has an effective date of July 1, 2019.

The summary below of the key features of the 2019 ESPP is subject to the specific provisions contained in the full text of the 2019 ESPP set forth in Appendix B.

KEY FEATURES OF THE 2019 ESPP

Effective Date:	July 1, 2019, subject to approval at the Annual Meeting.
Tax Code Qualification:	The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.
Purchase Price Limitation:
In no event will the purchase price be less than the lesser of (a) 85% of the fair market value of First Merchants common stock on the first day of the offering period (the option grant date), and (b) 85% of the fair market value of First Merchants common stock on the last day of the offering period (the option exercise date).

Offering Periods and Limitations:
The 2019 ESPP provides for a series of quarterly offering periods. While the Compensation and Human Resources Committee has the authority to change the duration and/or frequency of offering periods, in no event may any option granted under the 2019 ESPP be exercisable more than twenty-seven (27) months from its grant date.

Shares Authorized:	1,000,000 shares (approximately 2.0% of outstanding shares) over five (5) years, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event.
Annual Investment Limitation:
No participant will be allowed to purchase more than $25,000 in fair market value of First Merchants common stock under the 2019 ESPP (together with purchases under any other similar stock purchase plans maintained by First Merchants or its affiliates) for any one calendar year.

Plan Termination:	June 30, 2024, unless terminated earlier by the Board.

SUMMARY OF 2019 ESPP

Administration of the 2019 ESPP; Term and Termination. The Compensation and Human Resources Committee, which is composed entirely of “independent directors,” as defined in the NASDAQ Stock Market Rules, will administer the 2019 ESPP. The Committee has the authority, subject to the terms of the 2019 ESPP, to prescribe rules and regulations for the administration of the 2019 ESPP and interpret its provisions. The 2019 ESPP will continue until June 30, 2024, or, if earlier, until all of the stock allocated to the 2019 ESPP has been purchased. However, the Board may terminate the 2019 ESPP at any time or make such amendments to the 2019 ESPP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if it would materially (1) increase the benefits accruing to Plan participants, (2) modify the requirements as to eligibility for participation in the 2019 ESPP, (3) increase the number of shares which may be issued under the 2019 ESPP (except as described in the next paragraph), (4) increase the cost of the 2019 ESPP to First Merchants, or (5) alter the allocation of Plan benefits among participants.

Stock Available under the 2019 ESPP. Subject to shareholder approval, an aggregate of 1,000,000 shares of First Merchants common stock will be reserved for issuance pursuant to the 2019 ESPP over a five (5) year period ending on June 30, 2024. The stock to be issued would be obtained by First Merchants by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of stock. In the event of a change in the common stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Compensation and Human Resources Committee has the authority to make such equitable adjustments in the 2019 ESPP and the then outstanding shares as it deems necessary and appropriate including, but not limited to, changing the number of shares of common stock reserved under the 2019 ESPP and the price of the current offering. If the number of shares of common stock that participants become entitled to purchase under the 2019 ESPP is greater than the number of shares available, the available shares will be allocated by the Committee among the participants in such manner as it deems fair and equitable.

Eligibility. All employees of First Merchants and its participating subsidiaries are eligible to participate in the 2019 ESPP, beginning on the first day of the calendar quarter after the employee completes an “introductory period” (generally, 90 calendar days of employment). At the present time, there are approximately 1,800 employees who would be eligible to participate in the 2019 ESPP.

Offering Periods. The 2019 ESPP provides a series of 3-month offering periods, commencing on the first day and ending on the last trading day of each calendar quarter, for purchase of First Merchants common stock by participating employees. The Compensation and Human Resources Committee has the authority to change the duration and/or frequency of the offering periods. However, in no event shall any option granted under the 2019 ESPP be exercisable more than twenty-seven (27) months from its grant date.

Participation; Payroll Deductions. Eligible employees may participate in the 2019 ESPP by authorizing a payroll deduction for such purpose prior to the beginning of an offering period. The Compensation and Human Resources Committee may, on a nondiscriminatory basis, establish a maximum percentage of compensation that a participant may apply to the purchase of stock under the 2019 ESPP; and it may suspend an offering at any time if it determines that such action is required by law or is in First Merchants’ best interests. First Merchants will establish payroll deduction accounts for all funds received or held under the 2019 ESPP, on which interest will accrue for the benefit of participants unless otherwise determined by the Committee. Subject to the rules established from time to time by the Committee, (1) participants who do not discontinue or change their rate of payroll deductions will continue to participate in the 2019 ESPP at the originally elected rate throughout the offering period and future offering periods, (2) participants will be allowed to increase or decrease their rate of payroll deductions as of the beginning of any offering period, and (3) participants will be allowed, at any time during an offering period, to discontinue payroll deductions and withdraw the entire balance of their account, if any, and thereby withdraw from participation in an offering. In the event of a participant’s death, retirement or termination of employment, his or her participation in any offering under the 2019 ESPP shall cease.

Purchase of Shares; Limitations; Price. At the end of each offering period, the balance of each participant’s payroll deduction account will be applied towards the purchase of the largest number of full shares of First Merchants common stock possible, at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by NASDAQ; provided, however, in no event will this price be less than the lesser of (1) 85% of the closing price of the stock, as reported by NASDAQ, on the first day of the offering period, or (2) 85% of the closing price of the stock, as reported by NASDAQ, on the last day of the offering period. No participant will be allowed to purchase more than $25,000 in fair market value (determined as the closing price of the stock, as reported by NASDAQ, on the last day of the offering period for which the purchase right is granted) of First Merchants common stock under the 2019 ESPP, and any other stock purchase plan maintained by First Merchants or a parent or subsidiary of First Merchants that is qualified under Internal Revenue Code Section 423, for any one calendar year. No fractional shares may be purchased under the 2019 ESPP. Any balance remaining in a participant’s payroll deduction account at the end of an offering period after the purchase of First Merchants common stock shall be held in the account and applied to the purchase of shares under the next offering, unless the participant withdraws from, elects not to participate in, or is ineligible to participate in the next offering, in which case such balance shall be paid to the participant.

Stock Accounts; Transfer of Interests. A book entry account will be established in each participant’s name. Each participant will be the beneficial owner and will have all rights of beneficial ownership in the First Merchants common stock purchased under the 2019 ESPP and credited to the participant’s stock account. First Merchants or its nominee will retain custody of the stock purchased under the 2019 ESPP until the participant requests that it be sold, transferred or delivered. A participant may request that a stock certificate, representing all or part of the shares of stock credited to his or her account, be issued and delivered to the participant at any time. The 2019 ESPP restricts the right of participants to transfer interests, options, rights or benefits arising under the 2019 ESPP. However, there are no restrictions upon the resale of shares issued to or for the benefit of participants under the 2019 ESPP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2019 ESPP

The following is a brief summary of federal income tax consequences to participants and First Merchants relative to the 2019 ESPP. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a participant’s tax status.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423. Amounts withheld for the purchase of stock under the 2019 ESPP will be taxed as if the amounts were paid directly to the participants. However, neither the grant nor the exercise of purchase rights on behalf of a participant under the 2019 ESPP will cause any federal income tax consequences to the participant or First Merchants. Taxable income is not recognized until the participant sells or otherwise disposes of the shares acquired under the 2019 ESPP. If the participant holds the shares purchased pursuant to the 2019 ESPP for more than one year after the purchase date of the shares and more than two years after the first day of the offering period for the shares (the “holding period”), upon selling or disposing of the shares the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for the shares, or (2) 15% of the fair market value of the shares at the beginning of that offering period. Any additional gain will be taxed as a long-term capital gain. First Merchants will not receive an income tax deduction with respect to such sale or disposition. If the participant sells or disposes of the shares prior to the completion of the holding period, then the participant will realize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date for the shares exceeded the purchase price paid for the shares, and First Merchants will receive an income tax deduction for such year in the same amount. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for the shares and the ordinary income realized in connection with their acquisition.

The ability of First Merchants to receive an income tax deduction related to compensation paid to certain executive officers may be limited by Section 162(m) of the Internal Revenue Code if such compensation exceeds $1 million.

NEW PLAN BENEFITS

The 2019 ESPP will not become effective until July 1, 2019, and then only if it is approved by First Merchants’ shareholders. Therefore, no purchase rights have been granted or shares of common stock issued under the 2019 ESPP. As of March 1, 2019, the closing price of First Merchants common stock was $41.09. Since benefits under the 2019 ESPP are dependent on the fair market value of First Merchants common stock as of various future dates and individual participants’ elections, it is not possible to determine the benefits that will be received by participants under the 2019 ESPP, including NEOs who elect to participate.

EQUITY COMPENSATION PLAN INFORMATION

The Table on page 47 presents information as of March 1, 2019 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2019 ESPP, or the First Merchants Corporation 2019 Long-Term Equity Incentive Plan (see description on pages 42-48) and the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (see description on pages 54-57), both of which plans are also being presented for approval at the Annual Meeting.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN

The 2019 ESPP will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting. Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 EMPLOYEE STOCK PURCHASE PLAN.

VIII. COMPENSATION OF DIRECTORS

Each of the nonemployee directors was paid an annual retainer of $95,000 for the director’s services in that capacity during 2018. Mr. Rechin, as FMC’s President and CEO, was not separately compensated for his services as a director. In addition to his retainer, Mr. Schalliol received $50,000 for his services as the Board Chair; however, he did not receive additional compensation for his services as Chair of the Compensation and Human Resources Committee. In addition to their retainers, Mr. Becher received $15,000 for his services as Chair of the Audit Committee, Mr. Walker received $7,500 for his services as Chair of the Nominating and Governance Committee, and Ms. Wojtowicz received $10,000 for her services as Chair of the Risk and Credit Policy Committee. Ms. Wojtowicz, Mr. Halderman, Mr. Sherman and Mr. Walker each received $5,000 for their services as members of the Risk and Credit Policy Committee, due to the time demands serving on that Committee entails.

Directors do not receive separate meeting fees, as their duties include regular attendance and active participation in Board and Committee meetings. The directors’ compensation is paid quarterly in arrears on the last business day of each calendar quarter. The fees described above did not increase in 2018.

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

In 2008, the shareholders approved the Equity Compensation Plan for Nonemployee Directors (“ECPND”). The ECPND was designed to strengthen the alignment between the nonemployee directors’ compensation and long-term shareholder interests by requiring that at least 50% of their compensation, including annual retainers and fees for chairing or serving on Board Committees, be paid in the form of restricted shares of FMC common stock valued at fair market value (the closing price as reported by NASDAQ) on the date of payment. The restricted shares are nontransferable until the restrictions lapse, on the earliest of the following dates: (i) the third anniversary of the date the shares were issued if the director has served continuously as a director since the shares were issued; (ii) the date the director retires as a director ; (iii) the date of the director’s death or total and permanent disability (as defined in Code §22(e)(3)); or (iv) the date of a change of control, as defined in the Long-term Equity Incentive Plan (“LTEIP”). If the director’s service as a director ends before the restrictions lapse, the director forfeits the restricted shares. The director is deemed to be the beneficial owner of the restricted shares, with the right to vote and receive all dividends and other distributions with respect to the shares, unless and until they are forfeited.

Effective as of January 1, 2015, based in part on a recommendation from Conduent Human Resource Services ("Conduent"), the Board increased the percentage of the nonemployee directors’ compensation that is payable in restricted shares from 50% to 62.5%, thus reducing the percentage that is payable in cash from 50% to 37.5%. This change in the structure of the nonemployee directors’ compensation further aligns their interests with long-term shareholder interests.

Also based in part on a recommendation from Conduent, effective as of January 1, 2015, the Board amended the LTEIP to eliminate a provision in that plan for an automatic annual award to nonemployee directors of an option to purchase FMC common stock. Under that provision, the nonemployee directors received a stock option grant each July 1 to purchase 1,500 shares of FMC common stock at the closing market price of the shares on the date of the grant. Thus the nonemployee directors were awarded the stock options on July 1, 2014 but not on or after July 1, 2015. The Company had already ceased awarding stock options to any of its executive officers and other employees beginning in 2014, as recommended by Conduent, instead relying on restricted stock grants as the sole form of equity awards to employees. The 2015 elimination of stock option awards to the nonemployee directors, coupled with the increased emphasis on restricted stock in the makeup of the directors’ compensation, mirrored the changes previously made in the structure of the employees’ equity compensation.

A Board-established stock ownership guideline applies to all nonemployee directors, under which they are to acquire and hold shares of FMC common stock equal in value to at least three times their total annual compensation for their services as directors. Directors are expected to meet this guideline as soon as reasonably possible, and in all cases within six years after the director is first elected to the Board. All of the current directors have met this guideline or are on course to do so within this period.

The Company also has a written policy prohibiting its directors from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the director under the ECPND or otherwise held, directly or indirectly, by the director. A primary purpose of the hedging prohibition is to avoid reducing the director’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its directors from pledging their shares as collateral for a loan.

The ECPND expired on April 29, 2018. As a result, that part of the directors' compensation that would have been payable in restricted shares (i.e., 62.5%) was instead paid in cash for the second, third and fourth quarters of 2018. If the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors, being voted on at the 2019 Annual Shareholders Meeting (see pages 54-57) is approved by the shareholders, the directors will again be paid 62.5% in restricted shares and 37.5% in cash,

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

In December 2017, the Board approved the establishment of a Non-Employee Directors' Deferred Compensation Plan (the "Plan"). The Plan permits our non-employee directors, commencing January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Company will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant's deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Company's common stock of the deferred compensation, the Company match, and the previous adjustments to the account's value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Participants are able to defer payments to their accounts until retirement, at which time the participant may elect to receive all amounts in their account as a lump sum or in installments.

The Plan was recommended and designed by the Company's compensation consultant, Conduent. There are currently five of the Company's directors who are participants in the Plan.

The following table contains information concerning the compensation paid to the nonemployee directors for their services as directors in 2018.

DIRECTOR COMPENSATION FOR 2018 FISCAL YEAR

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total

Michael R. Becher	$92,739	$17,180	$4,169	$114,088
Michael J. Fisher	$80,126	$14,804	$1,420	$96,350
F. Howard Halderman(4)	$84,330	$15,596	$4,362	$104,288
William L. Hoy(4)	$80,126	$14,804	$4,121	$99,051
Gary J. Lehman(4)	$80,126	$14,804	$4,121	$99,051
Michael C. Marhenke	$80,126	$14,804	$602	$95,532
Charles E. Schalliol	$122,250	$22,643	$6,110	$151,003
Patrick A. Sherman	$84,330	$15,596	$4,598	$104,524
Terry L. Walker	$90,657	$16,763	$4,615	$112,035
Jean L. Wojtowicz	$92,738	$17,180	$4,631	$114,549

(1)	The grant date fair value of the 2018 quarterly restricted stock awards to the directors was as follows:

March 31, 2018	$41.70/share

A discussion of the assumptions used in calculating these values is contained in Note 19 to the 2018 audited financial statements, on page 91 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The aggregate number of stock awards that had not vested under the ECPND at the end of the 2018 fiscal year for each nonemployee director was as follows:

Mr. Becher	4,205
Mr. Fisher	1,683
Mr. Halderman	4,390
Mr. Hoy	4,148
Mr. Lehman	4,148
Mr. Marhenke	707
Mr. Schalliol	6,163
Mr. Sherman	4,628
Mr. Walker	4,647
Ms. Wojtowicz	4,666

(3)
The dollar amounts shown under “All Other Compensation” represent the dividends paid during 2018 on the stock awards to the nonemployee directors under the Equity Compensation Plan for Nonemployee Directors.

(4)
In addition to their compensation for serving as FMC directors, Mr. Halderman received $6,500, Mr. Hoy received $7,000, and Mr. Lehman received $15,000 from FMB for serving as a regional director of the Bank’s Eastern, Ohio and Lafayette Region, respectively, in 2018.

As noted above, no option awards were made to the nonemployee directors during 2018. However, in 2014 and preceding years, options to purchase FMC common stock at the closing market price of the shares on the date of the award were automatically made under the LTEIP to nonemployee directors each year on July 1. These option awards expire ten years after the date of the award, unless they have been exercised prior to the expiration date.

The aggregate number of option awards outstanding under the LTEIP for each nonemployee director at the end of the 2018 fiscal year was as follows:

Mr. Becher	4,500
Mr. Fisher	0
Mr. Halderman	0
Mr. Hoy	4,500
Mr. Lehman	6,000
Mr. Schalliol	9,000
Mr. Marhenke	0
Mr. Sherman	9,000
Mr. Walker	9,000
Ms. Wojtowicz	9,000

VOTING ITEM 5: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

On February 28, 2019, the Board adopted the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (the “2019 Director Plan”), subject to shareholder approval. The 2019 Director Plan is intended to serve as the successor to the 2008 Equity Compensation Plan for Non-Employee Directors, as amended effective January 1, 2015 (the “Prior Director Plan”). The Prior Director Plan expired pursuant to its terms on April 29, 2018. The 2019 Director Plan authorizes our Board to grant equity-based awards to our non-employee directors, currently consisting of ten (10) persons. Similar to the Prior Director Plan, the purpose of the 2019 Director Plan is intended to be beneficial to First Merchants and its shareholders, in that non-employee directors will have a greater personal financial stake in First Merchants through the payment of a significant portion of their compensation in First Merchants common stock. This will underscore the non-employee directors’ common interest with shareholders in increasing the long-term value of First Merchants common stock.

The summary below of the key features of the 2019 Director Plan are subject to the specific provisions contained in the full text of the 2019 Director Plan set forth in Appendix C.

IMPORTANT GOVERNANCE FEATURES AND PRACTICES

Similar to the 2019 LTEIP, the 2019 Director Plan includes numerous provisions that the Compensation and Human Resources Committee and the Board of Directors believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors with the interests of shareholders. Those provisions include, but are not limited to, the following (which are substantially similar in application to those on page 43):

Plan Duration	Clawback
No Liberal Share Recycling	No Tax Gross-Ups
Minimum Vesting Requirement	Material Amendments Require Shareholder Approval
Limitations on Accelerated Vesting	Independent Administration
No Liberal Change in Control Definition	No Evergreen Provision
Double Trigger Change in Control Vesting	No Automatic Grants or Reload Grants
No Hedging or Pledging

SUMMARY OF THE 2019 DIRECTOR PLAN

Key Terms

Effective Date:	June 30, 2019, subject to approval at the Annual Meeting.
Director Participants:	Any member of the First Merchants Board who is not an employee of First Merchants or any of its subsidiaries.
Compensation:	Any retainer, fee or other payment of any kind to which a Director Participant is entitled for services as a non-employee director of First Merchants, but excluding any regional advisory board fees.
Restricted Share:	A share of First Merchants common stock that is nontransferable and subject to a substantial risk of forfeiture.
Shares Authorized:	500,000 shares (approximately 1.0% of outstanding shares) over five (5) years, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event.
Payment Determination Date:	The last business day of a calendar quarter.
Plan Termination:	June 30, 2024, unless terminated earlier by the Board.

Compensation Payable in Restricted Shares. All Director Participants will receive a fraction of their Compensation - not less than one-half (1/2) - in Restricted Shares, effective for Compensation payable for calendar quarters ending after the Effective Date (i.e., commencing as of the second quarter of 2019). The Board will determine this fraction from time-to-time and, in the absence of such determination, the fraction will be one-half. Thus, if the fraction is one-half, a Director Participant who is entitled to a $95,000 annual retainer will receive $47,500 in cash and $47,500 in Restricted Shares. The number of Restricted Shares to be issued each quarter will be determined on the basis of their fair market value as of the Payment Determination Date. “Fair market value” for purposes of that determination will be the last reported sale price of a share of First Merchants common stock on the Payment Determination Date (or, if no sale took place on such date, the last reported sale price of a share on the most recent day on which a sale of First Merchants’ common stock took place), in each case, as reported by NASDAQ or a national securities exchange on which First Merchants stock is listed on such date.

Restrictions on Shares. Restricted Shares issued under the 2019 Director Plan will be nontransferable by the Director Participant and subject to a substantial risk of forfeiture until the earliest of the following dates: (i) the third anniversary of the date the shares were issued if, as of the date the restrictions are to lapse, the Director Participant has continued to serve as a non-employee director from the date as of which the shares were issued to the date of lapse; (ii) the date of the Director Participant’s death; (iii) the date the Director Participant is determined to be totally and permanently disabled, as defined in Internal Revenue Code Section 22(e)(3); or (iv) in the event of a “Change of Control,” as defined in the 2019 LTEIP, if within two (2) years after the effective date of the Change of Control, the Director Participant is removed or replaced as a member of the Board of the Company. In the event a Director Participant’s service as a non-employee director terminates prior to the date the restrictions lapse, the shares still subject to the restrictions will be forfeited. If a Director Participant’s engagement as a member of the Board of the First Merchants terminates due to the Director Participant’s retirement, the Director Participant shall not forfeit any Restricted Shares to which he or she was entitled as of the date of his or her retirement; however, any Restricted Shares shall continue to be the subject to the restrictions that were applicable to such Restricted Shares as of such date, and such restrictions shall lapse in accordance with the first sentence of the paragraph. “Retirement” means the termination of service as a member of the Board of the Company other than the Director Participant’s removal as provided in the Bylaws of the Company.

Minimum Period for Restrictions. At a minimum, the restrictions set forth in the paragraph above must begin at the time of issuance of the Restricted Shares and continue for a period of one (1) year from the issuance of the Restricted Shares. Such minimum period may only be accelerated pursuant to clauses (ii)-(iv) of the paragraph above and may not be accelerated at the discretion of the Committee.

Beneficial Ownership and Related Rights. The Director Participant will be deemed to be the beneficial owner of the Restricted Shares issued under the 2019 Director Plan unless and until they are forfeited. As the beneficial owner, the Director Participant will have all rights of beneficial ownership in such shares including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Share Counting Restrictions. Common stock may not be added back to the 2019 Director Plan reserve for future grants in the following circumstances: (i) common stock withheld to cover taxes; and (ii) stock-settled awards where only the actual common stock delivered with respect to an award are counted against the 2019 Director Plan reserve.

Clawback. Restricted Shares granted to a Director Participant under the 2019 Director Plan are subject to recovery or “clawback” by First Merchants if the grant of Restricted Shares was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.

Amendment and Termination of Plan. The 2019 Director Plan may be amended at any time by resolution of the Board, but no amendment will be effective without shareholder approval if such shareholder approval is required by law or by the rules of NASDAQ or any national securities exchange on which First Merchants stock is listed. Any such amendment must comply with applicable laws and regulations. The Plan will terminate on June 30, 2024, which is five (5) years from the Effective Date, unless earlier terminated by resolution of the Board.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE DIRECTOR PLAN

The following is a brief summary of federal income tax consequences to a Director Participant and First Merchants relative to the 2019 Director Plan. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a Director Participant’s tax status.

A Director Participant will not recognize any taxable income upon the award of Restricted Shares that are not transferable and are subject to a substantial risk of forfeiture, unless the Director Participant has made an election under Section 83(b) of the Internal Revenue Code. If no such election is made, at the time the vesting terms and conditions applicable to Restricted Shares are satisfied, the Director Participant will recognize compensation taxable as ordinary income, and First Merchants will generally be entitled to a tax deduction, equal to the then fair market value of the Restricted Shares on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the Director Participant. If a Director Participant makes such an election, he or she will recognize compensation taxable as ordinary income, and First Merchants will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the director will not recognize additional taxable compensation income on the vesting date.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2019 Director Plan in connection with a “change of control” of First Merchants might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the Director Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and First Merchants would be denied a tax deduction for the excess parachute payment.

NEW PLAN BENEFITS

The following table indicates the total compensation that is expected to be paid to First Merchants’ non-employee directors in 2019, including the portion of this compensation that would have been payable under the 2019 Director Plan in Restricted Shares instead of cash had the 2019 Director Plan been in effect for all of 2019. However, because shareholder approval is required, the 2019 Director Plan cannot become effective until the second quarter of 2019. Each director’s total compensation is based on the director’s status as a First Merchants director and as a Committee Chairman as of the date of this proxy statement. Because the number of shares to be issued under the 2019 Director Plan depends on the fair market value of First Merchants common stock on the date the shares are earned, the number of shares payable to non-employee directors is not determinable at this time. For purposes of illustration, the number of shares set forth in the table below was determined by using the closing price of First Merchants common stock on March 1, 2019, which was $41.09.

Name of Non-Employee Director	Dollar Value of Restricted Shares	Shares of Restricted Stock	Fees Paid in Cash	Total Compensation
Michael R. Becher	$68,750	1,673	$41,250	$110,000
Michael J. Fisher	$59,375	1,444	$35,625	$95,000
F. Howard Halderman	$62,500	1,521	$37,500	$100,000
William L. Hoy	$59,375	1,444	$35,625	$95,000
Gary J. Lehman	$59,375	1,444	$35,625	$95,000
Michael C. Marhenke	$59,375	1,444	$35,625	$95,000
Charles E. Schalliol	$90,625	2,205	$54,375	$145,000
Patrick A. Sherman	$62,500	1,521	$37,500	$100,000
Terry L. Walker	$67,188	1,635	$40,312	$107,500
Jean L. Wojtowicz	$68,750	1,673	$41,250	$110,000
Non-Employee Directors as a Group	$657,813	16,004	$394,687	$1,052,500

If the shareholders do not approve the Director Plan, non-employee directors will continue to receive the full amount of their compensation in cash.

EQUITY COMPENSATION PLAN INFORMATION

The Table on page 47 presents information as of March 1, 2019 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2019 Director Plan or the First Merchants Corporation 2019 Long-Term Equity Incentive Plan (see description on pages 42-48) and the First Merchants Corporation 2019 Employee Stock Purchase Plan (see description on pages 48-51), both of which plans are also being presented for approval at the Annual Meeting.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The 2019 Director Plan will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting. Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

IX. TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of FMC and their associates are customers of and have had transactions with FMC’s wholly owned subsidiary, First Merchants Bank, from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with FMC’s Code of Business Conduct, all transactions in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director or executive officer of the Company, or any member of his or her immediate family, had or will have a direct or indirect material interest, will be reviewed for potential conflict of interest. Any transaction that is a "related-party transaction" must be approved by the Audit Committee.

X. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Based on its records and the written representations of its directors and executive officers, FMC believes that during 2018 these persons complied with all Section 16(a) filing requirements.

XI. INDEPENDENT AUDITOR

FEES FOR PROFESSIONAL SERVICES RENDERED BY BKD, LLP

The following table shows the aggregate fees billed by BKD, LLP for audit and other services rendered to FMC for 2017 and 2018.

	2018	2017
Audit Fees	$537,500	$510,783
Audit-Related Fees	126,424	106,882
Tax Fees	16,769	36,350
All Other Fees	0	0
Total Fees	$680,693	$654,015

The “Audit Fees” were for professional services rendered for the audits of FMC’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and agreed-upon procedures on the Company’s electronic submission of audited financial information to the U. S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company’s major HUD-assisted programs.

The “Audit-Related Fees” were for professional services rendered for audits of and services performed in connection with the Company’s employee benefit plans.

The “Tax Fees” were for professional services rendered for preparation of tax returns for the Company and employee benefit plans, and for consultation on various tax matters.

All of the services related to the “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for 2017 and 2018 were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy described below.

The Audit Committee has considered whether the provision by BKD, LLP of all services is compatible with maintaining BKD, LLP’s independence and believes that it is compatible.

THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and nonaudit services performed by FMC’s independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditor is required to provide detailed back-up documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

VOTING ITEM 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2019

The Board, subject to ratification by the shareholders, has appointed BKD, LLP as FMC’s independent auditor for 2019. If the shareholders do not ratify the appointment of BKD, the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders’ meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM BKD, LLP AS FMC’S INDEPENDENT AUDITOR FOR 2019.

XII. SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2020Annual Meeting of the shareholders must be received by the Secretary of the Company at its principal office by November 22, 2019, for inclusion in FMC’s 2020 proxy statement and form of proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the 2020 Annual Meeting is not received by the Company on or before February 5, 2020, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

The process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee is set forth in Article IV, Section 9, of FMC’s Bylaws. See the description of the process on pages 16-17 under “Nominating and Governance Committee - Policy Regarding Consideration of Director Candidates Recommended by Shareholders.”

Any proposals, notices,or director nominee suggestions should be sent to the attention of the Secretary of the Company at 200 East Jackson Street, Muncie, Indiana 47305.

XIII. OTHER MATTERS

Shareholders who, according to FMC’s records, share an address may receive only one Notice Regarding the Availability of Proxy Materials on the Internet, one annual report to shareholders or one set of proxy materials, unless the shareholders have provided contrary instructions. Any shareholder who received only one Notice Regarding the Availability of Proxy Materials, one annual report to shareholders or one set of proxy materials, and who wishes to receive a separate Notice, a separate annual report to shareholders or a separate set of proxy materials, may write or call the Company’s Shareholder Services Department at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-0792; (800) 262-4261, extension 21522. In addition, shareholders who share an address and who have received multiple Notices Regarding the Availability of Proxy Materials, multiple copies of the annual report to shareholders or multiple copies of proxy materials may write or call the Company’s Shareholder Services Department at First Merchants Corporation, at the same address and telephone number noted above, to request delivery of a single Notice or a single copy of these materials in the future.

FMC has retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the collection of proxies, for a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses.

If you have any questions or need additional information or assistance voting your shares, please call our proxy solicitor:
Morrow Sodali LLC
470 West Avenue - 3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call toll free (877) 787-9239

The Board and management are not aware of any matters to be presented at the Annual Meeting of the shareholders other than: (1) the election of directors, (2) the advisory, nonbinding resolution to approve the compensation of FMC’s named executive officers, (3) the approval of the First Merchants Corporation 2019 Long-Term Equity Incentive Plan, Equity Compensation Plan for Non-Employee Directors and 2019 Employee Stock Purchase Plan, and (4) ratification of the appointment of the independent auditor. The Secretary of the Company did not receive notice of any shareholder proposals intending to be included in this proxy statement and did not otherwise receive notice of any other shareholder proposals on or before February 5, 2019 (the date after which such other shareholder proposals would be considered untimely). If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of the proxies are authorized to vote thereon at their discretion.

By Order of the Board of Directors

Brian T. Hunt
Secretary

Muncie, Indiana
March 21, 2019

APPENDIX A

FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment and Term of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation 2019 Long- Term Equity Incentive Plan, conditioned upon and effective as of the date of approval of the Plan at a duly constituted meeting of the Company’s shareholders by the holders of the requisite number of shares of the Company’s stock, necessary to satisfy the requirements of the Company’s Articles of Incorporation and Bylaws, the rules of NASDAQ or any national exchange on which the Common Shares are listed, and any applicable federal or state law or regulation. Unless sooner terminated by the Board of Directors in accordance with Section 10.01, the Plan shall automatically terminate at the end of the business day on May 5, 2024.

Section 1.02. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by providing stock-based incentives to selected Employees who are expected to contribute materially to the success of the Company and its Subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interests of Employees in the continued success of the Company and its Subsidiaries. The Company believes that the Plan will assist its efforts to attract and retain quality Employees.

ARTICLE II
DEFINITIONS

Section 2.01. Definitions. When capitalized in this Plan, unless the context otherwise requires:

(a) “Award” means a grant made to a Participant pursuant to Article VI of this Plan.

(b) “Award Agreement” means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c) “Board of Directors” means the Board of Directors of the Company, as constituted at any time.

(d) “Cause” means:

(i)	professional incompetence;

(ii)	willful misconduct;

(iii)	personal dishonesty;

(iv)	breach of fiduciary duty involving personal profit;

(v)	intentional failure to perform stated duties;

(vi)	willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist orders; and

(vii)	any intentional material breach of any term, condition or covenant of an Award Agreement or the Plan.

(e) “Change of Control” means the first to occur of the following events:

(i)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Company, is or becomes the “beneficial owner” (as determined under Exchange Act Regulations §240.13d-3), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)	persons constituting a majority of the Board of Directors of the Company were not directors of the Company for at least the twenty-four (24) preceding months;

(iii)
the consummation of a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation and Human Resources Committee of the Board of Directors, consisting of two or more Non-Employee Directors who are “non-employee directors” as defined in Exchange Act Regulations §240.16b-3.

(h) “Common Share” means a share of common stock of the Company.

(i) “Common Shares Outstanding” means the total number of Common Shares outstanding as reflected in the Company’s financial statements as of the most recent fiscal year-end.

(j) “Company” has the meaning set forth in Section 1.01.

(k) “Constructive Termination” means the occurrence after a Change of Control of any of the following circumstances:

(i)
the assignment of the Employee of any duties inconsistent (unless in the nature of a promotion) with the position in the Company or any Subsidiaries that the Employee held immediately prior to the Change of Control, or a significant adverse reduction or alteration in the nature or status of the Employee’s position, duties or responsibilities or the conditions of the Employee’s employment from those in effect immediately prior to the Change of Control;

(ii)
a reduction in the Employee’s annual base salary, as in effect immediately prior to the Change of Control or as the same may be adjusted from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company or any Subsidiaries;

(iii)	the Corporation requires the Employee to be relocated anywhere other than its offices serving the market area of the Company or any Subsidiaries;

(iv)
the taking of any action to deprive the Employee of any material fringe benefit enjoyed by such Employee at the time of the Change of Control, or the failure to provide such Employee with the number of paid vacation days to which such Employee is entitled on the basis of years of service with the Company or any Subsidiaries and in accordance with the Company’s and any Subsidiaries’ normal vacation policy in effect at the time of the Change of Control; or

(v)
the failure to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company’s or any Subsidiaries’ life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change of Control, or the taking of any action which would directly or indirectly materially reduce any of such benefits.

A Constructive Termination shall be deemed to have occurred thirty (30) days after the Employee has given the Company written notice of any condition that the Employee believes constitutes Constructive Termination as defined herein, but only if the Company has failed within such thirty (30) day period to remedy such condition. Any failure by the Employee to give written notice, within ninety (90) days of its initial existence, of a condition that the Employee believes constitutes Constructive Termination as defined herein shall be deemed to be a waiver and consent by the Employee to the action or inaction by the Company causing the existence of the condition and shall not thereafter provide a basis for a claim by the Employee of Constructive Termination. In any Notice of Termination given by the Employee on account of Constructive Termination, the Date of Termination stated in such notice shall not be earlier than the date of Constructive Termination is deemed to have occurred, as provided above.

(l) “Date of Termination” means after the occurrence of a Change of Control, the date which is stated in the Notice of Termination or thirty (30) days from the date of delivery of such Notice of Termination, whichever comes first.

(m) “Director” means a member of the Board of Directors.

(n) “Disabled” or “Disability” means total and permanent disability as defined in Code Section 22(e)

(o) “Employee” means any individual employed by the Company or any of its Subsidiaries.

(p) “Executive Officer” means an officer of the Company as defined in Exchange Act Regulations §240.3b-7.

(q) “Fair Market Value” of a Common Share means the value of the share on a particular date, determined as follows:

(i)
the closing price of a share of the Company’s common stock on such date, or if no sale took place, the last reported closing price of a share of the Company’s common stock on the most recent day on which a sale of a share of such stock took place as recorded on the NASDAQ stock market or the national securities exchange on which the common stock of the Company is listed on such date; or

(ii)
if the Company’s common stock is not listed on NASDAQ or any other national securities exchange on such date, the fair market value of a share of the Company’s common stock on such date as determined in good faith by the Committee.

(r) “Incentive Stock Options” means stock options issued to Employees which qualify under and meet the requirements of Code Section 422.

(s) “Non-Employee Director” means any Director of the Company who is not an Employee of the Company or any of its Subsidiaries.

(t) “Non-Qualified Stock Options” means stock options which do not qualify under or meet the requirements of Code Section 422.

(u) “Notice of Termination” means a written notice, communicated to an Employee, which shall indicate the specific termination provisions of the agreement relied upon (if applicable) and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for the Employee’s employment under the provisions of the agreement so indicated (if applicable).

(v) “Participant” means any person to whom an Award has been granted under this Plan.

(w) “Plan” means this First Merchants Corporation 2019 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on February 28, 2019 conditioned upon and effective as of the date of approval of the Plan by the Company’s shareholders, as such Plan may be amended from time to time as provided in Section 10.01.

(x) “Restricted Stock Award” means an Award of Common Shares that are nontransferable and/or subject to a substantial risk of forfeiture and/or other restrictions as provided in the Award Agreement.

(y) “Retirement Age” means age 55 and at least ten (10) Years of Service.

(z) “Retirement” means, in the case of an Employee, the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability on or after the day on which the Employee has attained his or her Retirement Age.

(aa) “Stock Award” shall have the meaning set forth in Section 6.02(a).

(bb) “Stock Option” shall have the meaning set forth in Section 6.02(b).

(cc) “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

(dd) “Years of Service” means the number of consecutive calendar years during which a Participant is employed or engaged by the Company or its Subsidiaries in service as an employee or a director.

ARTICLE III
ADMINISTRATION

Section 3.01. Administrative Committee. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

Section 3.02. Powers of the Committee. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees under the Plan, (iv) determine the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions applicable to Awards in accordance with the Plan, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

Section 3.03. Actions of the Committee. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members.

Section 3.04. Limitation of Liability. Members of the Board of Directors, members of the Committee and persons who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE IV
ELIGIBILITY

Any Employee of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan shall be eligible for the grant of Awards. The selection of the Employees to receive Awards shall be within the discretion of the Committee. More than one Award may be granted to the same Employee.

The Company has established a guideline stating that each Executive Officer who is selected as a Participant under the Plan should acquire and hold Common Shares equal in value to at least one hundred percent (100%) of his or her then current annual salary within six (6) years after he or she is first selected as a Participant. However, this guideline is not intended and shall not be construed to be a condition, restriction or risk of forfeiture applicable to any Award granted to a Participant under the Plan. Other Participants are also encouraged to acquire and hold Common Shares; however, the guideline only applies to Executive Officers.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01. Number of Common Shares. The shares subject to the Awards and other provisions of the Plan shall be the Company’s authorized but unissued or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company’s prior fiscal year, plus (ii) the sum of: (1) the number of Common Shares that were available for the grant of Awards but not granted under this Plan in any previous fiscal year; and (2) the number of Common Shares that were reacquired by the Company during the immediately preceding fiscal year (A) as the result of the forfeiture of Awards and/or the termination or cancellation of Awards that were not exercised or did not vest, and (B) in accordance with Section 11.06. However, in no event shall the number of Common Shares available for the grant of Awards in any fiscal year in accordance with the preceding sentence exceed one-and-one-half percent (1½%) of the Common Shares Outstanding as of the last day of the prior fiscal year.

The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be limited to two hundred fifty thousand (250,000), as adjusted pursuant to Section 5.02.

The aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options is one million two hundred thousand (1,200,000), as adjusted pursuant to Section 5.02.

No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

The assumption of awards granted by an organization acquired by the Company or the grant of Awards under this Plan in substitution for any such awards shall not reduce the number of Common Shares available for the grant of Awards under this Plan.

Section 5.02. Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this Section 5.02 shall be conclusive and binding for all purposes of the Plan.

ARTICLE VI
AWARDS

Section 6.01. Grant of Awards. Awards authorized under this Article VI may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

Section 6.02. Types of Awards. Awards may include, but are not limited to, the following:

(a) Stock Award. A “Stock Award” shall mean an Award that is made in Common Shares (with or without restrictions) or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other methods of fair valuation, as determined by the Committee.

(b) Stock Option. A “Stock Option” shall mean a right to purchase a specified number of Common Shares during a specified period and at a specified exercise price, as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. In addition to the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Code Section 422, Section 6.03(g), and this Article VI.

Section 6.03. Terms and Conditions of Awards; Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a) Number of Shares. The Award Agreement shall state, as appropriate, the type and total number of shares granted, and/or the type and total number of shares with respect to which Stock Options are granted.

(b) Vesting Period. Vesting periods shall be established by the Committee; however, the minimum vesting period of each Award shall be one (1) year. The minimum vesting period of an Award shall only be accelerated in the event of Disability pursuant to Section 8.03, in the event of death pursuant to Section 8.04, or in accordance with Article IX.

(c) Award Prices. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 6.03(g) of this Plan.

(d) Payment of Exercise Price; Deferral. The exercise price of a Stock Option (other than an Incentive Stock Option), and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award unless otherwise approved by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan. The Committee may, to the extent permitted by applicable law, permit Employees to defer Awards. Any such deferrals shall be subject to such terms, conditions and procedures that the Company may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Code Section 409A.

(e) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

(f) Rights as a Shareholder. Except as provided in Section 6.05, unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him or her, and, if payment is required, only after such shares are fully paid.

(g) Incentive Stock Options. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

(i)
Price. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a ten percent (10%) shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

(ii)
Exercise Period. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the Participant is a ten percent (10%) shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted if the Participant is not a ten percent (10%) shareholder.

(iii)	Limitation on Grants. No Incentive Stock Option shall be granted under this Plan after May 5, 2024.

(iv)
Limitation on Transferability. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Incentive Stock Option. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

(v)
Maximum Exercise Rule. The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds One Hundred Thousand Dollars ($100,000), the Stock Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non- Qualified Stock Option(s), notwithstanding any contrary provision of the applicable Award Agreement.

(h) Termination of Awards under Certain Conditions. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company and whether or not he or she has experienced termination due to Retirement, engages in any of the following activities without the prior written consent of the Company:

(i)	Directly or indirectly renders services to or for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

(ii)
Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

(i) Nontransferability. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Award. An Incentive Stock Option transferred pursuant to a domestic relations order may be deemed to be a Non-Qualified Stock Option as a result of such transfer.

Section 6.04. Election to Defer Grant or Receipt of Award. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program so long as such deferral is in accordance with Code Section 409A.

Section 6.05. Restriction on Sale or Transfer of Shares Issued to Executive Officers Under Plan. In addition to any other conditions or restrictions established under the terms of this Plan or by the Committee in any Award Agreement, all Common Shares issued to an Executive Officer under any Award, including both Stock Awards and Common Shares issued upon the exercise of Stock Options, shall be subject to the following restriction: twenty-five percent (25%) of the “net shares” issued to an Executive Officer under any such Award shall not be sold, assigned, transferred, pledged, encumbered or otherwise alienated or hypothecated by the Executive Officer until the earlier of (i) the date of the Executive Officer’s death, Retirement or other termination of employment with the Company or a Subsidiary, or (ii) the Date of Termination. For this purpose, “net shares” shall mean the number of whole Common Shares issued to the Executive Officer under an Award after subtracting the number of Common Shares, if any, transferred or surrendered by the Executive Officer to pay the exercise price of a Stock Option in accordance with Section 6.03(d) and/or to pay the Executive Officer’s withholding taxes associated with the Award in accordance with Article VII.

A book entry stock account shall be established in the name of each Executive Officer to whom Common Shares are issued subject to the restriction set forth in this Section 6.05, to which account the number of shares that are subject to such restriction shall be credited. The Executive Officer will be the beneficial owner of the Common Shares issued and credited to his or her stock account and, subject to the restriction set forth in this Section, shall have all rights of beneficial ownership in such shares including the right to vote the shares and receive the dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Common Shares until the restriction has lapsed in accordance with this Section and the Executive Officer makes a specific request in writing to the Company for such shares to be sold, transferred or delivered; provided, however, at any time following the lapse of such restriction, the Executive Officer may request that a stock certificate be issued and delivered to the Executive Officer representing all or part of the Common Shares credited to his or her stock account on which the restriction has lapsed.

ARTICLE VII
TAX WITHHOLDING OBLIGATIONS

Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

ARTICLE VIII
TERMINATION OF EMPLOYMENT

Section 8.01. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates for any reason other than the Participant’s Retirement, Disability or death: (1) the Participant shall forfeit all Restricted Stock Awards that are subject to a risk of forfeiture as of the date of his or her termination; and (2) the Participant may, only within the thirty (30)-day period immediately following the date of his or her termination (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination; provided, however, if a Participant’s employment is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all of his or her rights under any Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the Plan. For the purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment: (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days; (b) a leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the Participant returns to work within thirty (30) days after the end of such leave; and (c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

Section 8.02. Retirement. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Retirement: (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Stock Awards shall continue to be subject to the restrictions that were applicable to these Awards as of such date; and (2) the Participant may, on or after the date of his or her Retirement (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such Retirement. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the three (3) month period immediately following the date of the Participant’s Retirement (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.03. Disability. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Disability: (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her termination due to Disability; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (2) the Participant (or the Participant’s legal representative if he or she becomes incapacitated) may, on or after the date of his or her termination due to Disability (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination due to Disability. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the one (1) year period immediately following the date of the Participant’s termination due to Disability (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.04. Death. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of his or her employment): (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her death; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (2) the Participant’s estate, executor, administrator, personal representative or beneficiary may, on or after the date of the Participant’s death (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent the Participant was entitled to exercise them at the date of his or her death. If the Award being exercised under this Section is an Incentive Stock Option and the Participant dies prior to termination of his or her employment or within three (3) months following such termination, the Award may continue to be exercised as an Incentive Stock Option during the entire one (1) year period immediately following the Participant’s death (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

ARTICLE IX
CHANGE OF CONTROL

In the event of a Change of Control of the Company, if within two (2) years after the effective date of the Change of Control, a Participant’s employment with the Company or a Subsidiary is terminated by the Participant on account of Constructive Termination or by the Company other than for Cause, death, Disability, or Retirement (by and at the request of the Participant), then, (i) all Stock Options then outstanding shall become fully exercisable as of the Date of Termination, and (ii) all restrictions and conditions applicable to Restricted Stock Awards and other Stock Awards shall be deemed to have been satisfied as of the Date of Termination.

ARTICLE X
AMENDMENT OR TERMINATION

Section 10.01. Amendment, Suspension or Termination of Plan. The Board of Directors may amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation; however, without shareholder approval, neither the Plan nor any Award, may be amended to permit: (i) the exercise price of a Stock Option to be reduced, directly or indirectly, (ii) a Stock Option to be canceled in exchange for a new Stock Option with an exercise price that is less than the exercise price of the original Stock Option, or (iii) the Company to repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Common Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. Unless sooner terminated by the Board of Directors, the Plan shall automatically terminate at the end of the business day on May 5, 2024. No Awards may be issued under the Plan while it is suspended or after it is terminated.

Section 10.02. Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to any Award, except the Committee may not accelerate the vesting of any Award.

ARTICLE XI
MISCELLANEOUS

Section 11.01. Governing Law. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

Section 11.02. Compliance with Code Section 409A. To the extent the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in a manner to be in compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Plan’s effective date, the Board of Directors determines that any Award may be subject to Code Section 409A, the Board of Directors may adopt such amendments to the Plan and the applicable Award Agreements or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions that the Board of Directors determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

Section 11.03. Rights of Employees. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.

Section 11.04. Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

Section 11.05. Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such shareholder approval is required, and such arrangements may be either generally available or applicable only in specific cases.

Section 11.06. Share Counting Restriction. Common Shares may not be added back to the Plan reserve for future grants in the following circumstances: (i) Common Shares tendered as payment for a Stock Option exercise price; (ii) Common Shares withheld to cover taxes; (iii) Common Shares that have been repurchased by the Company using Stock Option exercise proceeds; and (iv) stock-settled Awards where only the actual Common Shares delivered with respect to an Award are counted against the Plan reserve.

Section 11.07. Clawback. Any Award made to a Participant is subject to recovery or “clawback” by the Company if the grant of the Award was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.

APPENDIX B

FIRST MERCHANTS CORPORATION
2019 EMPLOYEE STOCK PURCHASE PLAN

 I. INTRODUCTION

The First Merchants Corporation 2019 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of First Merchants Corporation (the "Company") on February 28, 2019 subject to approval of the Company's shareholders at their annual meeting on May 10, 2019. The effective date of the Plan shall be July 1, 2019, if it is approved by the shareholders. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through quarterly offerings financed by the use of payroll deductions. As used in this Plan, "subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

The Plan shall continue until all the stock allocated to it has been purchased or until June 30, 2024, whichever is earlier; provided, however, the Board may terminate the Plan at any time or make such amendment(s) to the Plan as it may deem advisable. No such amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan (except as permitted under Section III); (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

 The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

 II. ADMINISTRATION

The Plan is administered by the Compensation and Human Resources Committee (the "Committee"), which consists of two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are "non-employee directors," as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

 III. STOCK SUBJECT TO THE PLAN

An aggregate of 1,000,000 shares of common stock, without par value, of the Company (the "Common Stock") is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

  IV. ELIGIBILITY

All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in an offering until the first day of the calendar quarter after he or she has completed an “introductory period,” as described in the Company’s Employee Handbook (generally, ninety (90) calendar days of employment). No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns or is considered to own (within the meaning of Code Section 424(d)) stock, including outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company.

 V. OFFERING PERIODS

The Plan shall be implemented by a series of consecutive three (3) - month offering periods, with each new offering period commencing on the first day of each calendar quarter (beginning July 1, 2019), or at such other time or times as may be determined by the Committee (the “Offering Date”), and ending on the last trading day of each calendar quarter, or at such other time or times as may be determined by the Committee (the “Purchase Date”). The Plan shall continue until terminated in accordance with Section I. Subject to the provisions concerning termination in Section I, the Committee shall have the power to change the duration and/or frequency of offering periods with respect to future offerings and shall use reasonable efforts to notify employees of any such change at least five (5) days prior to the scheduled beginning of the first offering period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its Offering Date.

VI. PARTICIPATION, PAYROLL DEDUCTIONS

An eligible employee may participate in an offering by authorizing a payroll deduction for such purpose in whole dollar amounts at any time prior to the Offering Date for such offering. The Committee may at any time, prior to the Offering Date for an offering, establish a maximum percentage of a participating employee’s compensation that he or she may apply to the purchase of Common Stock with respect to that and/or future offerings under the Plan. The Committee may at any time suspend an offering if required by law or determined by the Committee to be in the Company’s best interests.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Interest shall accrue on or be payable to participating employees with respect to such payroll deductions, at the rate determined from time to time by Human Resources, unless the Committee determines that the accounts shall not earn interest.

Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the Purchase Date for each offering.

Subject to such limitations, if any, prescribed by the Committee from time to time and such rules and procedures established by Human Resources, a participating employee may during or following an offering period prospectively increase or decrease his or her rate of payroll deductions or discontinue payroll deductions and withdraw the entire balance of his or her payroll deduction account, if any, and thereby withdraw from participation in an offering. Such withdrawal shall not have any effect upon the employee’s eligibility to elect to participate in any succeeding offering. Under the initial rules established by the Committee, payroll deductions may be increased or decreased only as of a quarterly Offering Date, by filing a new payroll deduction authorization with Human Resources at least ten (10) days prior to the Offering Date. Under such initial rules, any request to withdraw from an offering may be submitted to Human Resources at any time during the offering period. An election by a participating employee not to participate in a future offering must be received by Human Resources prior to the Offering Date for such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's payroll deduction account, if any, shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

If a participating employee has not changed the rate of his or her payroll deductions, discontinued payroll deductions, or elected not to participate in a future offering in accordance with the rules and procedures set forth in the immediately preceding paragraph, his or her payroll deductions shall continue at the originally elected rate throughout the offering period and future offering periods unless reduced to reflect a change by the Committee in the maximum permissible rate. Such employee shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each such future offering period.

VII. PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan shall be granted an option, as of the Offering Date, for as many full shares of Common Stock as the amount of his or her payroll deduction account can purchase as of the Purchase Date for such offering at the price determined in accordance with the third paragraph of this Section (the “Purchase Price”). No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 in Fair Market Value of such Common Stock (determined at the time the option is granted) for each calendar year in which any option granted to the employee is outstanding at any time. "Fair Market Value" of a share of Common Stock on a given date is defined as the closing price of a share on such date, or if no sale took place, the closing price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on the NASDAQ stock market or national securities exchange on which the Common Stock of the Company is listed on such date. If the Common Stock of the Company isn’t listed on NASDAQ or any other national securities exchange on such date, "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

 As of the Purchase Date for each offering, the payroll deduction account of each participating employee (except those who have withdrawn from participation in the offering as provided in Section VI) shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock that can be purchased at the Purchase Price with such funds. Such employee's account will be charged for the amount of the purchase and the employee’s book entry stock account will be credited with the number of shares of Common Stock purchased. No fractional shares of Common Stock may be purchased under the Plan. Any balance remaining in a participating employee’s payroll deduction account at the end of an offering period after the purchase of Common Stock shall be held in such account and applied to the purchase of shares of Common Stock under the next offering under the Plan, unless such employee withdraws from, elects not to participate in, or is not eligible to participate in the next offering, in which case the balance in the employee's payroll deduction account, if any, shall be paid to the employee.

The Committee shall determine the Purchase Price of the shares of Common Stock which are to be sold under each offering, which price (so long as the Common Stock of the Company is listed on NASDAQ or another national securities exchange) shall be equal to eighty-five percent (85%) of the average of the closing prices for the Common Stock on each trading day during the offering period, as reported by NASDAQ (or the national securities exchange on which the Common Stock of the Company is listed during the offering period); provided, however, in no event shall such Purchase Price be less than the lesser of (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date, or (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date.

VIII. STOCK ACCOUNTS, TRANSFER OF INTERESTS

Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in each participating employee’s name. Each participating employee will be the beneficial owner of the Common Stock purchased under the Plan and credited to his or her stock account, and he or she will have all rights of beneficial ownership in such Common Stock. The Company or its nominee will retain custody of the Common Stock purchased under the Plan until specifically requested in writing by the participating employee to be sold, transferred or delivered. A participating employee may request that a stock certificate, representing all or part of the shares of Common Stock credited to his or her stock account, be issued and delivered to the participating employee at any time.

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

Beneficial ownership of the shares of Common Stock purchased under the Plan may be held only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. A participating employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may hold shares in the employee’s name as tenant in common with a member of his or her family, without right of survivorship.

APPENDIX C

FIRST MERCHANTS CORPORATION
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (the “Plan”), effective as of June 30, 2019 (the “Effective Date”), subject to the approval of the Plan at the Company’s 2019 annual meeting of shareholders by the holders of a majority of the shares of the Company’s common stock present and voting at that meeting in person or by proxy.

Section 1.02. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by more closely aligning the interests of the Company and its Non-Employee Directors (as hereinafter defined) by requiring the payment of at least one-half (1/2) of the Compensation (as defined in Section 3.01) payable to Non-Employee Directors for their service in that capacity in Restricted Shares (as defined in Section 3.04) of the Company’s common stock. A “Non-Employee Director” means any member of the board of directors of the Company (the “Board”) who is not an employee of the Company or any of its Subsidiaries (as hereinafter defined). A “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

ARTICLE II
ADMINISTRATION

The Plan shall be administered by the Compensation and Human Resources Committee of the Board (the “Committee”), which shall serve at the pleasure of the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law. All actions taken and interpretations made in good faith by the Committee, or taken or made by any other person or persons to whom the Committee has delegated authority, in the administration of the Plan shall be final and binding upon all interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee or the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

ARTICLE III
PARTICIPATION: NON-EMPLOYEE DIRECTOR COMPENSATION

Section 3.01. Participation. All Non-Employee Directors shall automatically become participants in the Plan with respect to all Compensation payable to them for calendar quarters ending after the Effective Date, until the Plan is terminated in accordance with the provisions of Article VII. “Compensation” means any retainer, fee or other payment of any kind to which a Non-Employee Director is entitled for services performed in that capacity, including, without limitation, any additional amount payable to a Non-Employee Director for chairing a Board committee; provided, however, fees for service on a regional advisory board will not be included.

Section 3.02. Non-Employee Director Compensation. The Board shall annually, or at other times as the Board shall deem appropriate, determine the amount of Compensation to be payable for services performed by Non-Employee Directors, in accordance with applicable laws and regulations. Such Compensation shall be paid quarterly, as of the last business day of each calendar quarter.

Section 3.03. Fraction Payable in Restricted Shares. A fraction of all Compensation payable to Non-Employee Directors for calendar quarters ending after the Effective Date, as determined by the Board from time to time, which fraction shall not be less than one-half (1/2), shall be paid in Restricted Shares. In the absence of such determination, this fraction shall be five-eighths (5/8). The number of Restricted Shares to be issued to each Non-Employee Director shall be determined on the basis of the Fair Market Value (as hereinafter defined) of such Restricted Shares as of the date (i.e., the last business day of the calendar quarter) for which the Compensation is payable. The “Fair Market Value” of a Restricted Share means the last reported sale price of a share of the Company’s common stock on the relevant date, or if no sale took place, the last reported sale price of a share of the Company’s common stock on the most recent day on which a sale of a share of the Company’s common stock took place as reported by NASDAQ or a national securities exchange on which the Company’s common stock is listed on such date. The Restricted Shares shall be issued as of the last business day of the relevant calendar quarter and shall be credited to the Non-Employee Director’s stock account as soon as administratively feasible thereafter, but in no event shall any such payment be made later than the March 15 of the calendar year next following the calendar year in which such Restricted Shares were earned. To the extent Compensation payable in Restricted Shares to a Non-Employee Director under this Section 3.03 would result in a fractional share of common stock being issuable to such Non-Employee Director, cash shall be paid to the Non-Employee Director in lieu of such fractional share.

Section 3.04. Restrictions on Shares. A “Restricted Share” means a share of the Company’s common stock that is nontransferable and subject to a substantial risk of forfeiture, to the extent provided in this Section 3.04. The Restricted Shares issued to a Non-Employee Director in accordance with Section 3.03 may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in the Non-Employee Director’s name. The Non-Employee Director will be the beneficial owner of the Restricted Shares issued and credited to his or her stock account and, subject to the restrictions set forth in this Section 3.04, he or she will have all rights of beneficial ownership in such Restricted Shares including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Restricted Shares issued under this Plan until (i) all of the restrictions have lapsed in accordance with Subsection 3.04(a), and (ii) the Non-Employee Director makes a specific request in writing to the Company for such Restricted Shares which have become unrestricted shares of common stock to be sold, transferred or delivered; provided, however, at any time following the lapse of such restrictions, a Non-Employee Director may request that a stock certificate, representing all or part of the shares credited to his or her stock account on which the restrictions have lapsed, be issued and delivered to the Non-Employee Director. None of the Restricted Shares issued under this Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless and until, and then only to the extent that, these restrictions have lapsed in accordance with Subsection 3.04(a).

(a)
Lapse of Restrictions. Subject to Subsection 3.04(b), the restrictions set forth in the first paragraph of Section 3.04 shall lapse on the earliest of the following dates: (i) the third anniversary of the date as of which the Restricted Shares were issued if, as of the date the restrictions are to lapse, the Non-Employee Director has continued to serve in that capacity from the date as of which the Restricted Shares were issued to the date of lapse; (ii) the date of the Non-Employee Director’s death; (iii) the date the Non-Employee Director is determined to be Disabled (as hereinafter defined), or (iv) in the event of a “Change of Control,” as defined in the First Merchants Corporation 2019 Long-Term Equity Incentive Plan, if within two (2) years after the effective date of the Change of Control, the Non-Employee Director is removed or replaced as a member of the Board of the Company, then all restrictions and conditions applicable to the Non-Employee Director’s Restricted Shares shall be deemed to have lapsed as of the date of such removal or replacement. “Disabled” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Minimum Period for Restrictions. At a minimum, the restrictions set forth in the first paragraph of Section 3.04 shall begin at the time of issuance of the Restricted Shares and continue for a period of one (1) year from the issuance of the Restricted Shares. Such minimum period may only be accelerated pursuant to Subsection 3.04(a)(ii)-(iv) and may not be accelerated at the discretion of the Committee.

(c)
Forfeiture of Restricted Shares. Except in the case of Retirement (as defined below), in the event a Non-Employee Director’s service as a member of the Board terminates prior to the date the restrictions on all or part of the Restricted Shares issued pursuant to the Plan have lapsed in accordance with Subsection 3.04(a), all Restricted Shares still subject to the restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Non-Employee Director. If a Non-Employee Director’s engagement as a member of the Board of the Company terminates due to the Non-Employee Director’s Retirement, the Non-Employee Director shall not forfeit any Restricted Shares, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Shares shall continue to be the subject to the restrictions that were applicable to such Restricted Shares as of such date, and such restrictions shall lapse in accordance with Subsection 3.04(a) of the Plan. “Retirement” means the termination of service as a member of the Board of the Company other than the Non-Employee Director’s removal as provided in the Bylaws of the Company.

ARTICLE IV
SHARES ISSUABLE UNDER PLAN

Section 4.01. Number of Shares. The Restricted Shares issuable under the Plan shall be the Company’s authorized but unissued, or reacquired, common stock, or shares purchased in the open market. The maximum number of Restricted Shares of common stock that may be issued under the Plan shall be 500,000, as adjusted pursuant to Section 4.02.

Section 4.02. Adjustment. If the Company shall at any time increase or decrease the number of its outstanding shares of common stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in common stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving common stock, then the numbers, rights and privileges of the Restricted Shares issuable under Section 4.01 shall be increased, decreased or changed in like manner.
ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01. No Right to be Elected. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected or re-elected as a director of the Company.

Section 5.02. Non-Assignment. A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except, in the event of a participant’s death, by will or the laws of descent and distribution), including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner; and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

Section 5.03. Compliance with Applicable Laws. No Restricted Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange, and other applicable laws and regulations.

Section 5.04. Withholding. It shall be a condition to the obligation of the Company to issue Restricted Shares hereunder that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. A participant in the Plan may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of common stock, otherwise issuable under the Plan, having a Fair Market Value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, Restricted Shares.

Section 5.05. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Restricted Shares hereunder.

Section 5.06. Ratification of Actions Taken. By accepting any payment of Non-Employee Director Compensation hereunder or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

Section 5.07. Registration. The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any Restricted Shares issued pursuant to the Plan as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.

Section 5.08. Governing Law. The interpretation, validity and enforcement of this Plan shall, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

Section 5.09. Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

Section 5.10. Share Counting Restriction. Common stock may not be added back to the Plan reserve for future grants in the following circumstances: (i) common stock withheld to cover taxes; and (ii) stock-settled awards where only the actual common stock delivered with respect to an award are counted against the Plan reserve.

Section 5.11. Clawback. Any Restricted Shares granted to a Non-Employee Director under this plan is subject to recover or “clawback” by the Company if the grant of Restricted Shares was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.

ARTICLE VI
AMENDMENT

The Board may amend the Plan at any time and from time to time, as it deems advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by any applicable federal or state law, rule or regulation, or by the rules of NASDAQ or any national exchange on which the Company’s common stock is listed; and provided, further, that any such amendment shall comply with applicable provisions of Rule 16b-3 under Section 16 of the Exchange Act, as in effect from time to time, the Code and the rules thereunder as in effect from time to time, and, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder as in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of common stock of the Company theretofore issued without such participant’s written consent.

ARTICLE VII
TERMINATION

This Plan shall terminate upon the earlier of (a) the Board’s adoption of a resolution terminating the Plan, or (b) June 30, 2024, which is five (5) years from the date the Plan was initially approved and adopted by the shareholders of the Company in accordance with Article VIII. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her written consent with respect to any shares of common stock of the Company theretofore earned and issuable under the Plan.

ARTICLE VIII
SHAREHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, contingent upon shareholder approval and adoption at the 2019 annual meeting of the shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the securities laws of the United States, the Code, and the laws of the State of Indiana, as applicable.

First Merchants Corporation

200 EAST JACKSON STREET
MUNCIE, IN 47305-2814

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E65415-P17797

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MERCHANTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) F. Howard Halderman
02) Michael C. Rechin
03) Charles E. Schalliol
04) Terry L. Walker

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	☐	☐	☐
3. Proposal to approve the First Merchants Corporation 2019 Long-Term Equity Incentive Plan.	☐	☐	☐
4. Proposal to approve the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors.	☐	☐	☐
5. Proposal to approve the First Merchants Corporation 2019 Employee Stock Purchase Plan.	☐	☐	☐
6. Proposal to ratify the appointment of the firm BKD, LLP as the independent auditor for 2019.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

E65416-P17797

FIRST MERCHANTS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 9, 2019

The shareholder(s) hereby appoint(s) Charles E. Schalliol and Terry L. Walker, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First Merchants Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m., Eastern Daylight Time, on May 9, 2019, in the Community Room at First Merchants Corporation's Main office, 200 East Jackson Street, Muncie, Indiana 47305, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2019.

FIRST MERCHANTS CORPORATION

First Merchants Corporation

200 EAST JACKSON STREET
MUNCIE, IN 47305-2814

E58094-P17797

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2019
Date: May 9, 2019 **Time:** 3:30 p.m., EDT
Location: Community Room
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

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NOTICE AND PROXY STATEMENT   ANNUAL REPORT   SHAREHOLDER LETTER

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E58095-P17797

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   01) F. Howard Halderman
   02) Michael C. Rechin
   03) Charles E. Schalliol
   04) Terry L. Walker

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

E58096-P17797